UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

3451 Plano Parkway

Lewisville, Texas 75056

Dear Shareholders:

We will hold the 2025 Annual Meeting of Shareholders of Orthofix Medical Inc. on June 18, 2025 at 8:00 a.m. Central Daylight Time at the Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, Texas 75024.

This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Michael M. Finegan
Chair of the Board

April 30, 2025

Notice of Annual Meeting of Shareholders and Proxy Statement

Meeting Date:	June 18, 2025 8:00 a.m. Central Daylight Time
Meeting Place:	Renaissance Dallas at Plano Legacy West 6007 Legacy Drive Plano, Texas 75024

Notice and Proxy Statement for Shareholders of

ORTHOFIX MEDICAL INC.

3451 Plano Parkway

Lewisville, Texas 75056

for

2025 ANNUAL MEETING OF SHAREHOLDERS

to be held on June 18, 2025

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix Medical Inc., a Delaware corporation (“Orthofix” or the “Company”), in connection with the upcoming 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share (“common stock”), of Orthofix as of the record date for the Annual Meeting for use at the Annual Meeting and at any adjournment or postponement thereof. In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual Meeting

Notice is hereby given that the Annual Meeting will be held on June 18, 2025 at 8:00 a.m. Central Daylight Time, at the Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, Texas 75024.

Proposals to be Considered at the Annual Meeting

1

Election of Directors. Shareholders will be asked to elect the following ten persons to the Board: Alan L. Bazaar, Wayne Burris, Massimo Calafiore, Vickie L. Capps, Michael M. Finegan, Jason M. Hannon, John B. Henneman, III, Charles R. Kummeth, Shweta Singh Maniar, and Michael E. Paolucci. The Board unanimously recommends that shareholders vote “FOR” each of the foregoing director nominees.

2

Advisory and Non-Binding Resolution to Approve Executive Compensation. Shareholders will be asked to approve an advisory and non-binding resolution on the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” and the related compensation tables beginning on page 28 of this proxy statement. The Board unanimously recommends that shareholders vote “FOR” this proposal.

3

Ratification of the Appointment of EY as Independent Registered Public Accounting Firm for 2025. Shareholders will be asked to approve a resolution to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2025. The Board unanimously recommends that shareholders vote “FOR” this proposal.

4	Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

Please read a detailed description of proposals 1 through 3 above beginning on page 69 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on the record date for the Annual Meeting, April 21, 2025, are being sent this notice and will be entitled to vote at the Annual Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

By Order of the Board of Directors

J. Andrés Cedrón
Chief Legal Officer and Corporate Secretary

April 30, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD JUNE 18, 2025: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD, AND THE ORTHOFIX ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE AT WWW.PROXYDOCS.COM/OFIX.

Proxy Summary

The summary highlights certain information about our business and 2024 performance, as well as other information in the proxy statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

2024 Business Highlights

Notable financial results and operational accomplishments in 2024 include the following:

•
Net sales were $799.5 million, an increase of 7.1% on both a reported and constant currency basis
•
U.S. Spine Fixation net sales growth of 14.2% compared to prior year, driven by distribution expansion and further penetration in existing accounts
•
Bone Growth Therapies growth of 9.8% and Bone Growth Therapies Fracture growth of 13.0% compared to prior year
•
U.S. Spinal Implants, Biologics, and Enabling Technologies growth of 7.0% compared to prior year
•
U.S. Orthopedics net sales growth of 16.4% compared to prior year
•
Entered into record number of 7D FLASHTM Navigation System placements for full-year 2024
•
Entered into new $275.0 million credit facility that replaces existing financing and further optimized our capital structure to support long-term profitable growth

Our Business Segments

Orthofix manages its business by two reporting segments, Global Spine and Global Orthopedics, which accounted for 84% and 16%, respectively, of our total net sales in 2024. The chart below presents our net sales, which includes product sales and marketing service fees, by reporting segment for each of the years ended December 31, 2024, 2023, and 2022.

Standing Committees; Standing Nominees

Name	Age	Director Since	Independent	Audit & Finance Committee	Compensation and Talent Development Committee	Compliance & Ethics Committee	Nominating, Governance & Sustainability Committee
Alan L. Bazaar	55	2023	✓	✓	✓
Wayne Burris	70	2021(1)	✓	Chair			✓
Massimo Calafiore	53	2024
Vickie L. Capps	63	2025	✓
Michael M. Finegan	61	2023	✓			✓
Jason M. Hannon	53	2020	✓		✓	Chair
John B. Henneman, III	63	2023(2)	✓	✓			Chair
Charles R. Kummeth	64	2023	✓		Chair		✓
Shweta Singh Maniar	41	2023(3)	✓	✓		✓
Michael E. Paolucci	65	2016	✓		✓		✓

(1) Mr. Burris served as a director from September 2021 until the consummation of the Company’s merger with SeaSpine on January 5, 2023, and rejoined as a director on June 19, 2023 upon his election at the 2023 annual meeting of shareholders.

(2) Mr. Henneman was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015.

(3) Ms. Maniar was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021.

Director Background and Qualifications

The following graphics highlight the background and qualifications of our director nominees, both individually and in the aggregate.

DIRECTOR BACKGROUND

Global Background

56%
Born or worked outside of U.S.

Independence

90%
Independent

Gender/Racial Background

30%
Diverse
Gender
Race

Board Age

1
3
5
1
35–45
46–55
56–65
66+

59 yrs
Average age

Board Tenure[(1)]

5
3
2
<2 yrs
2–5 yrs
>5 yrs

3.7 yrs
Average tenure

(1) Includes all years of service on the Board and years of service on SeaSpine's board of directors

SKILLS AND EXPERTISE

Number	Skill
9	Senior Executive Leadership
3	Former CFO/Financial Expertise
9	Healthcare Industry
9	Global Business
2	Technology, including Cybersecurity
10	Mergers & Acquisitions
5	Corporate Governance, including ESG Matters
4	Operational Management
5	Compliance, Quality, and Regulatory
4	Human Resources and Compensation
8	Public Company Board

Executive Compensation Highlights

We focus our compensation program for our named executive officers and other executive officers on financial, strategic, and operational goals established by the Board of Directors, upon the recommendation of its Compensation and Talent Development Committee, designed to create sustained value for our shareholders. Our guiding compensation principle is to pay for performance. Our compensation program is also designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking. We consider the input of our shareholders on our executive compensation program. At our 2024 annual meeting of shareholders, 97% of the votes cast were in favor of the advisory vote on our executive compensation, or the say-on-pay proposal. At least 90% of the votes cast were in favor of the say-on-pay proposal at each of our last nine annual meetings. We believe this consistent shareholder support validates our pay for performance approach to executive compensation.

2024 Executive Total Compensation Mix

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation and long-term incentive equity compensation awarded at target) for Massimo Calafiore, our President and Chief Executive Officer, and our other named executive officers for 2024. These charts illustrate that 92% of Mr. Calafiore’s annual total target direct compensation and 83% of our other 2024 named executive officers’ annual total target direct compensation was performance-based or variable.

Governance of Executive Compensation

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:

✓ Align executive pay with the overall performance of our business and the Company’s common stock

✓ Set meaningful performance targets for annual and performance-based stock awards, approved by our Compensation and Talent Development Committee

✓ Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards

✓ Discourage unnecessary and inappropriate risk taking, and obtain an annual independent risk assessment analysis of our executive compensation program

✓ Maintain robust stock ownership guidelines for our executive officers and directors, which were recently updated in December 2024

✓ Maintain an incentive compensation clawback policy for executive officers

✓ Include “double-trigger” change in control (“CIC”) vesting provisions in all equity grants to executive officers

✓ Our Compensation and Talent Development Committee directly retains an independent compensation consultant who conducts an annual benchmarking of our executive compensation program against an industry peer group

What we don’t do:

X Pay dividends or dividend equivalents on unvested stock options, unvested time-based vesting stock awards, or unearned performance-based vesting stock awards

X Have employment agreements with our executive officers

X Pay excise tax gross-ups for change in control payments

X Reprice stock options without shareholder approval

X Provide excessive perquisites

X Permit hedging or pledging of our securities by certain employees considered “insiders”, including our executive officers or directors

Corporate Governance Highlights

We are committed to effective corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value.

Director Election

•
All directors are elected annually for a one-year term
•
We have a majority votes standard for uncontested elections of directors

Board Independence

•
All of our director nominees, other than our President and Chief Executive Officer, are independent under Nasdaq listing standards
•
All directors serving on the Audit and Finance, Compensation and Talent Development, and Nominating, Governance and Sustainability Committees in 2024 were independent directors

Standing Board Committees

•
Audit and Finance Committee (met 5 times in 2024)
•
Compensation and Talent Development Committee (met 9 times in 2024)
•
Nominating, Governance and Sustainability Committee (met 5 times in 2024)
•
Compliance and Ethics Committee (met 4 times in 2024)

Practices and Policies

•
Experienced, multi-dimensionally diverse Board with extensive business expertise in life sciences, finance, international business, and operational matters
•
Commitment to frequent Board refreshment, with two of the director nominees standing for election at the Annual Meeting having joined the Board in January 2023 in connection with the Company’s merger with SeaSpine, three of the director nominees having joined the Board in December 2023, and one of the director nominees having joined the Board in March 2025
•
Independent directors met in executive session at every regularly scheduled quarterly Board meeting in 2024
•
98% average attendance by directors at Board and committee meetings in 2024
•
Separation of the Chair of the Board and CEO positions since January 7, 2024. The Company’s former Board Chair, Catherine M. Burzik, also served as interim CEO from September 12, 2023 until January 7, 2024.
•
Active Board and committee oversight in the area of enterprise risk management, cybersecurity, and corporate responsibility (“CR”) matters, inclusive of climate-related matters, with direct oversight of enterprise risk management and cybersecurity matters provided by the Audit and Finance Committee and direct oversight of CR-related matters provided by the Nominating, Governance, and Sustainability Committee
•
Compliance and Ethics Committee oversees and monitors a comprehensive, Company-wide compliance and ethics program
•
Corporate code of conduct enforced at all levels of the Company and its subsidiaries

•
Commitment to healthy company culture that strives to directly impact communities around the world through meaningful partnerships, our employee volunteer program Orthofix Gives Back, and charitable contributions
•
Ongoing commitment of resources to keep pace with evolving data privacy and cybersecurity industry practices and regulatory standards
•
Commitment to sustainable practices in our operations, manufacturing, and supply chain through the use of sustainable energy, waste reduction, and waste and equipment recycling
•
Annual Board and Board committee self-assessments
•
Board regularly reviews director and executive succession planning
•
Robust stock ownership guidelines for our executive officers and directors
•
Majority voting in the election of directors in uncontested elections
•
Structured director education and onboarding program
•
Shareholders owning at least 25% of our outstanding common stock may call a special meeting of shareholders
•
No shareholder rights plan (commonly referred to as a “poison pill”) or blank check preferred stock
•
Single class of shares with equal voting rights (no super voting share class)
•
No supermajority voting requirements to approve mergers or other business combination transactions
•
No political or Political Action Committee (“PAC”) contributions by the Company

PROXY STATEMENT FOR THE ORTHOFIX MEDICAL INC. 2025 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT IS BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MAY 9, 2025.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 21, 2025 (the “Record Date”), are entitled to notice of, and will be entitled to vote at, the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Each record holder on such date is entitled to cast one vote per share of common stock. As of the Record Date, there were 39,180,306 shares of Orthofix common stock outstanding.

How to vote?

YOUR VOTE IS IMPORTANT. If you are a record holder, you may cast your vote online, by phone, by mail, or in person at the Annual Meeting. See your proxy card for your online control number in order to vote.

Vote Via the Internet: www.proxypush.com/OFIX	Call Toll Free: 1-866-240-4561	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you hold your shares in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. If you hold shares in street name, please follow the voting instructions provided to you by your broker. If your shares of common stock are held in street name, you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares of common stock voted.

What constitutes a quorum?

The presence, in person or represented by proxy, of the holders of a majority of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (described below) are counted as shares present for purposes of determining the presence of a quorum.

What are broker non-votes?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries that are subject to New York Stock Exchange (“NYSE”) rules may use their discretion to vote your uninstructed shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The NYSE rules apply to broker, bank and other securities intermediary’s discretion in voting your uninstructed shares regardless of the fact that we are a Nasdaq-listed company. A broker non-vote occurs when a broker, bank or other agent who has record ownership of the shares held in an account for its client has not received voting instructions from the client who is the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1 and 2 are considered to be “non-routine” under NYSE rules and applicable interpretations and your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 3 is considered to be “routine” under NYSE rules and applicable interpretations, and, thus, if you do not return voting instructions to your broker, bank or other agent, your broker, bank or other agent may vote your shares in its discretion on this proposal.

What vote is required to approve each proposal?

Assuming a quorum is present, each director nominee will be elected by a majority of the votes cast with respect to such nominee. In other words, a director nominee will be elected if the number of shares voted “FOR” such nominee exceeds the number of shares voted “AGAINST” such nominee. For purposes of Proposal 1, abstentions and broker non-votes are not counted as votes cast either “FOR” or “AGAINST” a nominee, and have no effect on the outcome of the vote.

Assuming a quorum is present, with respect to each of Proposals 2 and 3, the particular proposal will be approved if it receives the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal. For each of these proposals, abstentions will have the same effect as a vote “AGAINST” the applicable proposal, and broker non-votes (to the extent applicable) will have no effect on the outcome of the vote for the applicable proposal.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting.

All shares of Orthofix common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and which are not validly revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted “FOR” the election of each director nominee identified in this proxy statement and “FOR” each of the other proposals. The Board does not know of any other matters that are to be presented for consideration at the Annual Meeting.

Any proxy delivered by a record shareholder may be revoked by the person giving it at any time before voting begins at the Annual Meeting. Proxies may be revoked by (1) timely delivery to our Corporate Secretary of a written notice of revocation bearing a later date than the proxy sought to be revoked, (2) timely delivery to Orthofix of a valid, later-dated proxy (including a proxy given by telephone or online) relating to the same shares of Orthofix common stock, or (3) attending the Annual Meeting and voting at the Annual Meeting in person. Attending the Annual Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or later-dated proxy should be sent so as to be received in a timely manner to: Orthofix Medical Inc., Attn: Corporate Secretary, 3451 Plano Parkway, Lewisville, TX 75056.

Voting is confidential

We maintain a policy of keeping all proxies and ballots confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies, including reimbursing banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to beneficial owners. Our directors and employees may also solicit proxies by telephone or electronic means of communication, or in person, and no additional compensation will be paid to such individuals.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”). The 2024 Form 10-K is available on our website at www.orthofix.com and at http://www.proxydocs.com/OFIX. If you would like to receive an additional copy of the 2024 Form 10-K, we will send you one free of charge. Please write to:

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, TX 75056

Attention: Julie Dewey, IRC, Chief Investor Relations & Communications Officer

You may also contact Ms. Dewey at juliedewey@orthofix.com.

The information on our website is not incorporated by reference in, or considered part of, this proxy statement.

The voting results

We will publish the voting results from the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. You will also be able to find the Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have questions about the Annual Meeting, voting or your ownership of shares of Orthofix common stock, please contact Julie Dewey at juliedewey@orthofix.com. Directions to the meeting can be found at http://www.proxydocs.com/OFIX.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 18, 2025

This proxy statement, your proxy voting card, and the 2024 Form 10-K are available at http://www.proxydocs.com/OFIX.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDERS

Who are the principal owners of shares of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of the shares of our common stock. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the shares of our common stock are based on 39,180,306 shares of our common stock outstanding as of April 21, 2025. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Rubric Capital Management LP 155 East 44th Street, Suite 1630 New York, NY 10017	3,665,000	(1)	9.4%
Engine Capital Management, L.P. 1345 Avenue of the Americas, 33rd Floor New York, NY 10105	3,628,227	(2)	9.3%
Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	3,000,000	(3)	7.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,989,175	(4)	7.6%
Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	2,556,500	(5)	6.5%
Juniper Investments Company LLC 555 Madison Avenue, 24th Floor New York, NY 10022	2,368,500	(6)	6.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,999,666	(7)	5.1%

(1) Based solely on information obtained from a Schedule 13G filed with the SEC on February 12, 2024 disclosing shared power to vote or direct the vote of 3,665,000 shares and shared power to dispose of or to direct the disposition of 3,665,000 shares.

(2) Based solely on information obtained from a Schedule 13D (Amendment No. 3) filed with the SEC on February 27, 2025 disclosing sole power to vote or direct the vote of 3,628,227 shares, and sole power to dispose of or to direct the disposition of 3,628,227 shares.

(3) Based solely on information obtained from a Schedule 13G (Amendment No. 2) filed with the SEC on February 14, 2025 disclosing shared power to vote or direct the vote of 3,000,000 shares, and shared power to dispose of or to direct the disposition of 3,000,000 shares.

(4) Based solely on information obtained from a Schedule 13G (Amendment No. 5) filed with the SEC on April 17, 2025 disclosing sole power to vote or direct the vote of 2,923,256 shares and sole power to dispose of or to direct the disposition of 2,989,175 shares.

(5) Based solely on information obtained from a Schedule 13G filed with the SEC on November 13, 2024 disclosing sole power to vote or direct the vote of 2,556,500 shares, and sole power to dispose of or to direct the disposition of 2,556,500 shares.

(6) Based solely on information obtained from a Schedule 13D (Amendment No. 1) filed with the SEC on April 11, 2025 disclosing shared power to vote or direct the vote of 2,368,500 shares, and sole power to dispose of or to direct the disposition of 2,368,500 shares.

(7) Based solely on information obtained from a Schedule 13G (Amendment No. 6) filed with the SEC on February 13, 2024 disclosing shared power to vote or direct the vote of 25,375 shares, sole power to dispose of or to direct the disposition of 1,940,761 shares, and shared power to dispose of or to direct the disposition of 58,905 shares.

Shares of common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of shares of our common stock, including stock options currently exercisable and exercisable within 60 days of April 21, 2025 and stock units that are vested or potentially issuable within 60 days of April 21, 2025, by each current director, each director nominee, each named executive officer listed in the Summary Compensation Table, and the persons who were our directors and executive officers as of April 21, 2025, as a group. The Percent of Class figure is based on 39,180,306 shares of our common stock outstanding as of April 21, 2025. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Michael M. Finegan	41,631	(2)	*
Alan L. Bazaar	36,339	(3)	*
Wayne Burris	43,611	(4)	*
Vickie L. Capps	—		*
Jason M. Hannon	75,503	(5)	*
John B. Henneman, III	102,329	(6)	*
Charles R. Kummeth	36,358	(7)	*
Shweta Singh Maniar	35,232	(8)	*
Michael E. Paolucci	98,107	(9)	*
Massimo Calafiore	30,094	(10)	*
Julie Andrews	6,333	(11)	*
J. Andrés Cedrón	5,733	(12)	*
Patrick Fisher	—		*
Max Reinhardt	4,800	(13)	*
Lucas Vitale	11,423	(14)	*
Geoffrey C. Gillespie	24,166	(15)	*
Catherine M. Burzik	112,803	(16)	*
Kimberley A. Elting	386,138	(17)	*
All current directors and executive officers as a group (15 persons)	527,493		1.3%

* Represents less than one percent.

(1) The address for each person or entity listed in the table is c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

(2) Reflects 29,718 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 11,913 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(3) Reflects 338 shares owned directly, 24,088 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 11,913 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(4) Reflects 6,383 shares owned directly, 25,315 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 11,913 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(5) Reflects 6,012 shares owned directly, 44,790 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 24,701 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(6) Reflects 41,045 shares owned directly, 29,506 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 31,778 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(7) Reflects 943 shares owned directly, 23,502 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 11,913 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(8) Reflects 5,726 shares owned directly, and 29,506 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025.

(9) Reflects 13,407 shares owned directly, 54,700 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 21, 2025, and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(10) Reflects 30,094 shares owned directly.

(11) Reflects 6,333 shares owned directly.

(12) Reflects 5,733 shares owned directly.

(13) Reflects 4,800 shares issuable pursuant to restricted stock units that are vested or potentially issuable within 60 days of April 21, 2025.

(14) Reflects 11,423 shares owned directly.

(15) Reflects 7,703 shares owned directly and 16,463 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

(16) Reflects 112,803 shares owned directly based solely on the most recent Form 4 filed with the SEC on April 9, 2024.

(17) Reflects 179,374 shares owned directly and 206,764 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of these reports and related representations by the Reporting Persons, we believe that all Section 16(a) reports were filed timely in 2024, except that, due to an internal administrative error, the Forms 4 relating to the grant of deferred stock units to Alan L. Bazaar, Michael M. Finegan and Charles R. Kummeth on January 31, 2024 were filed twenty-six business days late.

INFORMATION ABOUT OUR executive officers

Information concerning our executive officers is set forth below.

Name	Age	Position
Massimo Calafiore	53	President and Chief Executive Officer and Director
Julie Andrews	54	Chief Financial Officer
J. Andrés Cedrón	44	Chief Legal Officer
Patrick Fisher	51	President, Global Orthopedics
Max Reinhardt	54	President, Global Spine
Lucas Vitale	49	Chief People and Business Operations Officer

Massimo Calafiore. Mr. Calafiore currently serves as Orthofix President and Chief Executive Officer and as a member of the Orthofix Board of Directors. Previously, Mr. Calafiore served as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedic company focused on restoring motion through digital innovation and customized hardware, from September 2022 to January 2024, when it was acquired by Enovis Corporation. Previously, Mr. Calafiore served from September 2021 through August 2022 as Executive Vice President and Chief Commercial Officer of NuVasive, Inc., where he oversaw product marketing, commercial and commercial enablement functions, as well as NuVasive’s specialized orthopedics and clinical services. From October 2020 through August 2021, he served as NuVasive’s Executive Vice President, Global Business Units, where he was responsible for NuVasive’s product and services organization, including Spine, NuVasive Specialized Orthopedics (NSO) and NuVasive Clinical Services, and commercial enablement such as clinical professional development and global marketing. From 2017 until October 2020, he held various other leadership roles at NuVasive with increasing levels of responsibility, serving as Senior Vice President, Spine Business Unit, from January 2020 to October 2020, Senior Vice President, Global Implant Systems and General Manager of NSO, from February 2019 to December 2019, and Senior Vice President, General Manager of NSO from August 2017 to February 2019. Before his executive service at NuVasive, he spent more than 15 years supporting and leading the U.S. business for Waldemar Link, an orthopedics and medical device company. He holds an M.Sc. in Mechanical Engineering from the University of Catania and an MBA from New York University.

Julie Andrews. Ms. Andrews joined Orthofix in 2024 and serves as Chief Financial Officer (CFO). Ms. Andrews brings 30 years of finance and accounting experience to her role, and 24 years of experience in the spine and orthopedics industry. Ms. Andrews served as Senior Vice President, Global Finance at Wright Medical Group N.V. where she led a 170-person finance team responsible for FP&A, accounting, tax, and treasury from September 2019 to December 2020, when the company was acquired by Stryker Corporation. She also served as Wright Medical’s VP of Finance and Chief Accounting Officer from May 2012 to August 2019. Prior to this, she spent 14 years in roles of increasing responsibility at Medtronic Inc., including as Vice President of Finance / Business unit CFO for Medtronic’s $3.5B Spine and Biologics business, where she provided oversight of all FP&A and accounting functions. Most recently, from 2021 to 2023, she served as CFO for Smart Wires Technology, a global transmission grid technology company focused on enabling the transition to renewable energy. Early in her career, she served as a Senior Financial Analyst for Thomas & Betts and as an auditor for Thomas Havey, LLC. Currently, she serves on the board and as audit committee chair of RxSight, Inc., an ophthalmic medical device company. Ms. Andrews received a Bachelor of Science in Accounting from Indiana University, NW.

J. Andrés Cedrón. Mr. Cedrón joined Orthofix in 2024 as Chief Legal Officer. He brings 20 years of legal experience to his role. Most recently, he served as Vice President and Corporate Secretary at Stryker Corporation. In this corporate officer position, Mr. Cedrón oversaw corporate governance, SEC compliance, merger and acquisition legal activities, and corporate responsibility legal matters since 2022. Prior to that, Mr. Cedrón held leadership roles as Chief Legal Counsel for Stryker’s $10B+ MSNT Group of divisions from 2018 to 2022, as well as the company’s Europe, Canada, EEMEA and Latin America regions at various times from 2010 to

2018. He has extensive expertise in regulatory and compliance frameworks, anti-corruption programs, litigation management, and commercial legal practices. Mr. Cedrón started his career as a corporate attorney in private practice. He holds a J.D. from Columbia Law School and a B.A. from Colorado College.

Patrick Fisher. Mr. Fisher joined Orthofix in 2024 as the President of Global Orthopedics. Mr. Fisher previously served as Vice President and General Manager of the Foot and Ankle business unit with Stryker Corporation. Prior to his tenure at Stryker, Mr. Fisher served as the President of Lower Extremity and Biologics for Wright Medical Technology, which was acquired by Stryker in 2020. He joined Wright Medical in 2002 and held multiple roles of increasing responsibility, including Vice President of U.S. Sales. Mr. Fisher has a proven track record of driving revenue growth, expanding EBITDA, and transforming operations within medium to large publicly traded companies. His expertise spans global marketing, R&D, sales, clinical research, and medical education, with a strong focus on integrity, ethics, and quality compliance. Mr. Fisher has a Bachelor of Arts in International Studies from Rhodes College and a Master of Business Administration in International Business from the University of Memphis. Mr. Fisher serves on several boards, including the Greater Memphis Medical Device Council, the Memphis Chairman’s Circle, and the University of Tennessee Research Advisory Board. He previously served as Chairman of the Board for Clean Memphis and Project Green Fork.

Max Reinhardt. Mr. Reinhardt joined Orthofix in 2024 as the President of Global Spine. Mr. Reinhardt is responsible for leading the Company’s global spine and biologics business. Mr. Reinhardt’s experience spans more than 30 years in MedTech and pharmaceuticals, assuming positions of increasing responsibility at Johnson & Johnson from 2002 to 2019, including serving as Worldwide President, DePuy Synthes Spine, achieving the number two market share position in the competitive spine market. Additionally, Mr. Reinhardt served as Vice President, Marketing U.S. Orthopedics, and Global Franchise Leader and Worldwide President of Joint Reconstruction, Sports Medicine and Power Tools. Prior to his experience with Johnson & Johnson, he had senior leadership positions with Steris and Olympus in Europe. Most recently, from 2019 to 2024, he served in different leadership roles for Pacira Biosciences, a company focused on providing innovative non-opioid pain management solutions. Mr. Reinhardt earned his undergraduate diploma from Sparsholt College, Hampshire, U.K. and a Master of Science degree from the University of Hull, U.K.

Lucas Vitale. Mr. Vitale joined Orthofix as Chief People and Business Operations Officer in 2024. Mr. Vitale supports the leadership team in shaping and executing the Company’s integration and business transformation strategies. He oversees core shared services functions, including Human Resources, Global Information Services, Global Corporate Marketing, and U.S. Facility Management and Safety. Mr. Vitale has extensive experience in the spine and orthopedics industry having previously served as the Chief Human Resources Officer for NuVasive Inc., a global spine and orthopedic company, from 2019 to 2021, where he led the global HR function and commercial talent strategies. More recently, Mr. Vitale served as Chief Human Resources Officer (CHRO) for ReNAgade Therapeutics, a start-up pharmaceutical company, and Berkeley Lights/PhenomeX, a post-IPO life sciences company. He also served as Senior Vice President of Human Resources at Arena Pharmaceuticals. Earlier in his career, Mr. Vitale held multiple leadership roles at Life Technologies in positions covering various aspects of HR, including mergers, acquisitions and integrations, talent management, leadership development, and establishing culture and diversity initiatives. Mr. Vitale earned a Bachelor of Science in Business Administration from Hawaii Pacific University and a Master of Arts in Industrial/Organizational Psychology from Alliant International University.

INFORMATION ABOUT OUR DIRECTORS

The Board of Directors and Committees of the Board

Our amended and restated bylaws (“Bylaws”) provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of ten seats. Following the recommendation of the Nominating, Governance and Sustainability Committee, the Board has nominated each of the ten current directors for election to the Board at the Annual Meeting.

Directors are elected at each annual meeting of shareholders by a majority of the votes cast with respect to the director, provided, however, that directors are elected by the vote of a plurality of the votes cast if (i) the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for directors set forth in our Bylaws, which nomination is not subsequently withdrawn, or (ii) the number of nominees for election to the Board at such meeting exceeds the number of directors to be elected. For purposes of this standard, a “majority of the votes cast” means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. The Company has not received any director nominations from shareholders for the Annual Meeting, and the number of nominees is equal to the number of directors to be elected at the Annual Meeting. As such, a “majority of the votes cast” will be the standard for election at the Annual Meeting.

Under our Bylaws, any incumbent director who is nominated for election by the Board or a committee thereof must, as a condition to such nomination, submit to the Chair of the Board (a) in the case of a contested election, a conditional letter of resignation, and (b) in the case of an uncontested election, a conditional and irrevocable letter of resignation. If an incumbent director is not elected (that is, the incumbent director receives more “AGAINST” votes than “FOR” votes), the Nominating, Governance and Sustainability Committee is required to consider the conditional resignation of such nominee and make a recommendation to the Board on whether to accept or reject the conditional resignation, or whether other action should be taken. In such event, the Board is required to act on the Nominating, Governance and Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results for the Annual Meeting. If the Board’s decision is to accept the director’s resignation, then the Board may fill the resulting vacancy in accordance with our Bylaws. The director whose conditional resignation is being considered may not participate in the Nominating, Governance and Sustainability Committee's recommendation or the Board’s decision.

It is our policy that all directors attend the Annual Meeting, and at last year’s annual meeting of shareholders, all of our directors who were serving at the time attended the meeting in person. We expect that all ten directors who are standing for election will attend the Annual Meeting in person.

The Board meets at least four times per year in person at regularly scheduled quarterly meetings, but will meet more often in person if necessary. In addition, the Board typically holds several telephonic or virtual meetings each year as events require. The Board met 10 times during 2024. The Board has four standing committees: the Audit and Finance Committee, the Compensation and Talent Development Committee, the Compliance and Ethics Committee, and the Nominating, Governance and Sustainability Committee. During 2024, every director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member, as applicable.

Of our ten director nominees, the Board has determined that each of Mr. Bazaar, Mr. Burris, Ms. Capps, Mr. Finegan, Mr. Hannon, Mr. Henneman, Mr. Kummeth, Ms. Maniar and Mr. Paolucci are independent under the current Nasdaq listing standards. Mr. Calafiore is not considered independent because he serves as our President and Chief Executive Officer. A list of our director nominees, including background information for each of them, is presented in the section “Proposal 1: Election of Directors,” beginning on page 69.

Board Leadership Structure

Mr. Finegan, who is an independent director, serves as Chair of the Board. Mr. Calafiore, who is also a director, serves as the Company’s President and Chief Executive Officer.

Consistent with our corporate governance guidelines, the Chair and CEO positions will continue to be separate. The Board believes that the separation of these two critical roles best serves the Company’s shareholders because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while the Chair of the Board focuses on the leadership of the Board.

The Audit and Finance Committee

Our Audit and Finance Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit and Finance Committee’s report for 2024 is printed below at page 81.

The Audit and Finance Committee also oversees the Company’s (i) enterprise risk management program, reviews risk assessments, and receives reports from management on risk areas and mitigation plans, and (ii) regularly reviews the Company’s cybersecurity and other IT risks, controls, and procedures, including plans to mitigate cybersecurity risks and respond to data breaches, with updates provided on at least a quarterly basis.

The Board has adopted a written charter for the Audit and Finance Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit and Finance Committee met 5 times during 2024.

Mr. Bazaar, Mr. Burris, Mr. Henneman and Ms. Maniar currently serve as members of the Audit and Finance Committee, with Mr. Burris serving as Chair. All members of the committee have been determined by the Board to be independent under applicable Nasdaq rules and pursuant to Rule 10A-3 of Schedule 14A under the Exchange Act. The Board has determined that each of Mr. Burris, Mr. Henneman, and Ms. Capps qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation and Talent Development Committee

The Compensation and Talent Development Committee is responsible for establishing compensation policies and determining, approving, and overseeing the total compensation packages for our executive officers, including all elements of compensation. The committee administers our Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”), the primary equity incentive plan under which we make equity-related awards, as well as the SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan (the “SeaSpine 2015 Plan”), which was assumed in the merger with SeaSpine. In addition, the committee administers our Second Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase shares of Company common stock at a discount.

The Compensation and Talent Development Committee met 9 times during 2024.

The Board has adopted a written charter for the Compensation and Talent Development Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Bazaar, Mr. Hannon, Mr. Kummeth and Mr. Paolucci currently serve as members of the Compensation and Talent Development Committee, with Mr. Kummeth serving as Chair. Each of these members (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under applicable Nasdaq rules, and (ii) satisfy the qualification standards of Section 16 of the Exchange Act.

No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2024, between the Board or Compensation and Talent Development Committee and the board of directors or compensation committee of any other entity.

The Compliance and Ethics Committee

The Compliance and Ethics Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program and the Company’s global compliance with various international and domestic laws and regulations, including those related to the U.S. Food and Drug Administration and requirements of the U.S. Foreign Corrupt Practices Act and other applicable global anti-corruption laws. The committee also assists the Board in overseeing the Company’s compliance with quality and regulatory standards and policies, and compliance with the Company’s own Corporate Code of Conduct, policies, and procedures.

The Compliance and Ethics Committee met 4 times in 2024.

The Board has adopted a written charter for the Compliance and Ethics Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Hannon, Mr. Finegan, and Ms. Maniar currently serve as members of the Compliance and Ethics Committee, with Mr. Hannon serving as Chair. Each of these members have been determined by the Board to be independent under the current Nasdaq and SEC rules. The Compliance and Ethics Committee’s charter requires that a majority of members must be independent.

The Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee assists the Board in identifying qualified individuals to become Board members, recommends nominees for election at each annual meeting of shareholders to the Board, develops and recommends the Company’s corporate governance principles and guidelines to the Board, and evaluates potential candidates for executive positions as appropriate. In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience, and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time. The committee periodically reviews succession planning with the Chair of the Board and the President and Chief Executive Officer, and makes recommendations to the Board in connection with succession planning. The committee oversees the Board’s annual self-evaluation process, which includes the completion of an evaluation process covering the Board, each committee, and individual director performance. In addition, the committee oversees the Company’s CR programs, inclusive of climate-related matters; reviews gap analyses; company initiatives; and receives reports from management on CR matters.

The Nominating, Governance and Sustainability Committee met 5 times in 2024.

The Board has adopted a written charter for the Nominating, Governance and Sustainability Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Burris, Mr. Henneman, Mr. Kummeth and Mr. Paolucci currently serve as members of the Nominating, Governance and Sustainability Committee, with Mr. Henneman serving as Chair. All members of the committee have been determined by the Board to be independent under applicable Nasdaq rules.

Board’s Role in Risk Oversight

The Board plays an important role in overseeing various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit and Finance Committee oversees our financial statements and receives reports on the Company’s enterprise risk management program, the Compliance and Ethics Committee assists in the Board’s oversight of compliance with certain legal and regulatory requirements, the Compensation and Talent Development Committee oversees the Company’s compensation plans and assures that such plans properly discourage unnecessary and inappropriate risk taking by management, and the Nominating, Governance and Sustainability Committee oversees the identification of potential Board or executive candidates and the Company’s CR programs, inclusive of climate-related matters. The Board believes the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief Compliance and Risk Officer, including in connection with material litigation and legal compliance matters. The Board also receives updates at quarterly in-person or virtual Board meetings on committee activities from each committee Chair. In addition, the senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his division or unit. These assessments are then aggregated by our management team and presented to the Board. The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its oversight of the enterprise risk management program and its ongoing strategic planning process.

Cybersecurity Risk Management

We have implemented cybersecurity programs designed to maintain and protect our information technology systems and the confidentiality, integrity, and availability of our data. These programs serve to maintain compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers, and business partners. We engage third parties as part of our cyber program, including external security firms that provide security technology, conduct regular security audits, and conduct penetration testing. We also engage third parties to conduct regular drills, such as tabletop exercises, to help with our overall preparedness. Our employees are responsible for complying with our data security standards and are required to complete annual training to understand the behaviors and technical requirements necessary to keep data secure. We also require that cybersecurity training be part of the onboarding process for new hires. Cybersecurity is an important component of our enterprise risk management program. The Board of Directors Audit and Finance Committee has oversight over and regularly reviews our cybersecurity, including IT risks, controls, procedures, and plans to mitigate cybersecurity risks and respond to security incidents. The Audit and Finance Committee receives reports on at least a quarterly basis on, among other issues, our cyber risks and threats, the status of projects, management’s strategies to strengthen our IT systems, assessments of our security program, third-party assessments and testing, our emerging threat landscape, and the review of our cybersecurity insurance policy. Pursuant to our incident response procedures, material cyber incidents will be reported to the Chair of the Audit and Finance Committee upon a determination of material status. Due to the importance of cybersecurity, the full Board also receives updates on cybersecurity matters from management at least annually.

Corporate Code of Conduct

We maintain a corporate code of conduct (“Code of Conduct”) that is applicable to our directors and all employees worldwide, inclusive of executive officers. The Code of Conduct is available for review under the “Investors > Governance > Governance Documents” section of our website at www.orthofix.com.

The goals of our Code of Conduct, as well as our general corporate compliance and ethics program, are to deter wrongdoing and to promote (i) honest and ethical conduct, (ii) full, fair, accurate, timely, and understandable disclosures to the SEC and in other public communications made by us, (iii) compliance with applicable laws, rules, and regulations, (iv) prompt reporting of suspected violations of our Code of Conduct through appropriate and identified channels, and (v) accountability for adherence to our Code of Conduct. Our Code of Conduct applies to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information, and workplace conduct. Under our Code of Conduct, employees, directors, and executive officers must promptly report potential violations of the Code of Conduct, or any applicable law or regulation to appropriate personnel or via our hotline.

We intend to disclose any substantive amendment to, or a waiver from, a provision of the Code of Conduct for a principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on our website at the address specified above.

Insider Trading; Hedging and Pledging Policies

We have an insider trading policy that governs the purchase, sale and other transactions of our securities by directors, officers and employees, as well as consultants, independent contractors or designated agents, and their respective family members and controlled entities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards. Our Insider Trading Policy prohibits persons covered by the policy from engaging in certain speculative transactions or transactions designed to offset decreases in the market value of our securities, including short sales, publicly-traded options and hedging. Our Insider Trading Policy also prohibits persons covered by the policy from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. The full text of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Under the Company’s Corporate Governance Guidelines and Insider Trading Policy, all directors, executive officers and certain employees considered “insiders” are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.

Shareholder Communications with the Board

To facilitate the ability of shareholders to communicate with the Board, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, The Board of Directors, c/o Chair of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

The Chair of the Board reviews all correspondence addressed to the Board and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Chair of the Board, deals with the functions of the Board or committees thereof or that they otherwise determine requires their attention. Examples of communications that would not be forwarded include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating, Governance and Sustainability Committee identifies and recommends nominees for election to the Board and will consider nominations submitted by shareholders. The Nominating, Governance and Sustainability Committee Charter is available for review on our website at www.orthofix.com.

The Nominating, Governance and Sustainability Committee seeks to create a Board that is strong in its collective diversity of skills and experience with respect to executive leadership, finance, research and development, corporate governance, corporate responsibility, operations, compliance, quality and regulatory matters, global business, sales, distribution, technologies and industry knowledge. The Nominating, Governance and Sustainability Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience, and availability of service to Orthofix of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating, Governance and Sustainability

Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating, Governance and Sustainability Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment, and accountability. In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills, and expertise sufficient to provide sound guidance with respect to our operations and activities. Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a collective diversity and range of talent, skills and expertise, the Board and the Nominating, Governance and Sustainability Committee do not have a formal policy with respect to the ethnic or gender diversity of directors, but consider guidelines issued by regulatory agencies and the policies and input of institutional investors.

Under our Corporate Governance Guidelines, directors must inform the Chair of the Board and the Chair of the Nominating, Governance and Sustainability Committee in advance of accepting an invitation to serve on another company’s board of directors. In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix. The Nominating, Governance and Sustainability Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a director nominee, a shareholder may send a notice addressed to The Board of Directors, Chair of the Nominating, Governance and Sustainability Committee of Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056. This notice must be received in a timely manner in accordance with the requirements of our Bylaws and must include certain information regarding the candidate, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. See the section titled, “Information About Shareholder Proposals,” below, for additional information. Once we receive the recommendation, the Nominating, Governance and Sustainability Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating, Governance and Sustainability Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating, Governance and Sustainability Committee.

The Nominating, Governance and Sustainability Committee has not received any nominations for director from shareholders for the Annual Meeting.

CORPORATE RESPONSIBILITY

Since 1980, Orthofix has evolved and grown to become a leading medical device company focused on spine and orthopedics solutions. Our mission is to provide medical technologies that heal musculoskeletal pathologies for patients and the healthcare professionals who treat them. We approach issues surrounding sustainability guided by our mission.

Over the past few years, we have enhanced our CR strategy to align with the broader transformation of our business. Our Executive Leadership Team (“ELT”) and our Board recognized the importance of embedding environmental and social priorities within our business operations and approved an enhanced and modernized CR strategy intended to drive additional progress on initiatives that promote sustainability. The Nominating, Governance, and Sustainability Committee of the Board provides direct oversight of our practices and reporting with respect to sustainability, with updates provided on sustainability matters on a regular basis.

In 2024, we continued to build on our strong Corporate Responsibility foundation, accelerating the positive impact on our stakeholders through education and awareness of our sustainability strategy, embedding sustainability principles into our business, and setting realistic targets for measuring our efforts as we make progress. With a strong foundation and clear direction, we moved forward in 2024 with new programs and initiatives designed to advance our long-term sustainability, financial, and reputational goals. We also bolstered our CR Working Group, which is responsible for leading our sustainability strategy and monitoring our CR initiatives, by including a broader group of employees. This group includes cross-functional subject matter experts from Finance, Operations, Supply Chain Management, Quality, Facilities, and Regulatory Compliance.

In 2024, we focused on ensuring compliance with current and upcoming regulations both in the U.S. and E.U. We also updated our Sustainability Roadmap to guide us through the next several years.

Against this backdrop, we continue to engage with our internal and external stakeholders on sustainability topics to help further inform our future direction and priorities. The five tenets of our sustainability strategy are:

Our People: Our People: At Orthofix, our success depends on our highly skilled, motivated, and valued employees, and we continually strive to use our knowledge, talents, and resources to improve their quality of life. We demonstrate our commitment to providing opportunities to all employees through training, mentoring, education, and an inclusive culture. Throughout the year, we promote a variety of voices by recognizing events such as Black History Month, Martin Luther King Jr. Day, Women’s History Month, Asian Pacific American Heritage Month, LGBTQ Pride Month, Mental Health and Awareness Month, Veterans’ Day, Thanksgiving, Diwali, Ramadan, Kwanzaa, Christmas, Hanukkah, Juneteenth, Memorial Day, and Hispanic and Native American Heritage Months among others.

We embrace and encourage our employees’ differences as a cornerstone of our global business. Our commitment to diversity and inclusion extends to our Board of Directors, 30% of whom are women or ethnic minorities. In 2024, we successfully completed our fourth annual summer internship program with 46% of participating interns meeting diversity criteria. In addition,

Orthofix is committed to the LGBTQ+ community and advocates the LGBTQ+ mission of promoting justice and equity and ensuring all voices are represented. We seek to provide a climate in which our LGBTQ+ population is accepted and can freely express their identity, and we celebrate Pride Month throughout our locations.

We support veteran communities, and we recognize and value the outstanding contributions that our veteran employees make to our overall business success. We also make accommodations for our employees with disabilities through adaptive equipment, flexible work arrangements, special parking assignments, hotlines, and other inclusive services.

We have continued to transform and modernize our talent management processes by implementing Human Capital Management (“HCM”) reporting and practices. These HCM practices include standards for setting goals, performance evaluations, succession planning, and learning and development to enable leaders to better recruit and manage talent and teams.

We provide a comprehensive and competitive benefits package that supports the physical, mental, and financial well-being of our workforce.

We believe that when our people are healthy, they are more likely to perform at their best, be more engaged, and be more involved in their communities. To promote employee mental health and well-being, we offer a “Balancing Work and Family” virtual training to our employees that provides recommendations to achieve optimal work-life balance. Other benefits we offer our employees include medical, dental, vision, life, and disability insurance coverage; an employee assistance program; paid parental leave; a stock purchase plan; flexible paid time off; and on-site fitness centers at certain locations. We also provide competitive retirement benefits, including a 401(k) match program. As further evidence of our desire to encourage and improve our employees’ health and wellness, we offer a company wellness program to educate employees on best practices for annual preventative care, disease prevention, and mental wellness, and to encourage healthy lives and habits. Employees enrolled in and meeting the requirements of the wellness program receive a monthly credit toward their medical premiums.

Community Involvement: Community involvement is woven into our company and culture. We’re committed to making strategic investments that strengthen our communities and create opportunities for our people to engage through volunteerism and giving.

We support a variety of charitable organizations through donations, fundraising efforts, educational partnerships, and local community development. Our focus on community engagement, which we have branded Orthofix Gives Back, has been running since 2022. The program encourages employees to meet company-wide community engagement and volunteerism goals, and we have met these goals for the last three years. In 2024, our employees contributed 2,517 hours to community outreach programs, exceeding our communicated goal.

Some of the organizations we proudly supported in 2024 include:

•
Toys for Tots (multiple locations)
•
Feed My Starving Children (Lewisville, TX)
•
North County Food Bank (Carlsbad, CA)
•
Helping Hands clothing drive and hygiene kits (Toronto, Canada)
•
Blood Donation Centers
•
Christmas Charity Run (Verona, Italy)
•
Shopping for local food banks (UK)

Environmental Responsibility: Orthofix is committed to responsible environmental practices that include conservation of natural resources, pollution prevention, and reduction of waste.

As climate change concerns have become more prevalent, we recognize the need to comply with increased regulations and stricter environmental standards. Orthofix is committed to understanding and measuring the environmental impact of our business and in reducing our GHG emissions to help combat climate change. In evidence of this commitment, we have partnered with subject matters experts to prepare for recently issued climate disclosure rules and regulations, such as the E.U. Corporate Sustainability Reporting Directive and the SEC’s recently finalized climate-related disclosure requirements. In addition, we have partnered with an environmental engineering firm to assist us in measuring our annual GHG Emissions Inventory. Throughout this process, we have enhanced our processes for collecting emissions data and refined our measurement approach, which we believe will lead to more accurate and actionable findings.

Understanding that we are on a journey of continuous improvement when it comes to climate strategy and action, we engage in a rigorous process each year to identify areas where we can make the most impact. This process helps us to set realistic targets, meet the ongoing expectations of our stakeholders and global regulatory agencies, and demonstrate our competitiveness in the market. In 2024, we focused on evaluating upcoming global laws and directives to ensure compliance, and to better understand and address the potential impacts of the environment on our operations. To ensure a thorough evaluation, we engaged subject matter experts and consultants across multiple business lines, gathering multiple perspectives to prioritize the most significant environmental risks and opportunities. As a result, we published our third GHG Emissions Inventory, which included CO2 emissions data, as well as water usage and waste generation.

Since February 2021, we have offered a free recycling program to patients who use our Bone Growth Stimulators, to reduce the number of devices that end up in landfills after use — the first program of its kind for bone growth therapy devices. To date, we have sent shipping labels to over 25,000 patients to facilitate the recycling of these devices.

We also embed the principles of advancing a circular economy into our CR practices globally through our in-office recycling program, including recycle/reuse and a commitment to eliminate styrofoam. Additionally, our facilities have energy efficient HVAC systems, and certain locations, such as our headquarters in Lewisville, Texas, utilize 100% sustainable energy. We also offer electric vehicle charging stations at certain facilities for our employees to use free of charge as a way for our employees to partner with us in our efforts to reduce GHG emissions.

Further, we expect our suppliers to support our efforts in improving the environment and animal welfare. We believe that our focus on environmental sustainability, with the objective of reducing costs and improving the sustainability of our operations, will provide a strategic benefit. Moving ahead, we will continue to engage with suppliers throughout our global value chain to measure and manage these impacts in order to conserve resources, reduce costs, and promote ethical practices.

Highlights of our environmental sustainability efforts and accomplishments include:

•
Completion of our third annual GHG Emissions Inventory, primarily focused on Scope 1 and Scope 2 emissions, to better understand where and how GHG emissions are created in our operations
•
Minimization of paper-based shareholder communications by utilizing a notice and access approach for our annual proxy statement
•
Increased usage of e-records and e-signing technology to reduce paper waste and carbon emissions
•
Migration of certain technology infrastructure to a cloud environment, reducing energy usage, and our carbon footprint
•
Encouragement of environmentally-friendly workplace practices by supporting recycling and separation of waste throughout our offices

Governance: We strive to conduct business with high ethical and legal standards. We have a comprehensive compliance and ethics program to promote lawful and ethical business practices throughout our company, and we require that all of our employees complete annual compliance training. Similarly, we require that our suppliers adopt sound human rights practices designed to treat workers fairly and with dignity and respect. We responsibly manage and influence the impacts of our distributors through compliance and governance training. We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our stakeholders.

Orthofix has comprehensive corporate governance policies and structures in place to foster accountability and transparency for our management team. These policies reflect our underlying commitment to maintain high standards of ethics and integrity and to operate our business in compliance with all applicable anti-corruption, anti-bribery, and antitrust laws and regulations.

Orthofix recognizes that identifying and managing enterprise risks is critically important to the long-term success of our business. We rely on a comprehensive risk management process to aggregate, monitor, measure, and mitigate risks. Although we do not have full control over our supply chain, nor the suppliers with whom we do business, we continually seek to partner with suppliers that share common values and a shared commitment to our sustainability objectives.

As a global leader in the medical device industry, we are a trusted partner that meets the industry’s high bar for data resiliency and security. We have implemented robust cybersecurity programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers, and business partners. Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholders’ data. Our employees are responsible for complying with our data security standards and complete mandatory new hire and annual training to understand the behaviors and technical requirements necessary to keep data secure. We leverage the latest encryption configurations and technologies on our systems, devices, and third-party connections and further vet third party vendors’ encryption, as required, through our vendor management process.

Our Information Security Policy and related compliance program is based on the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework. Orthofix’s team of cybersecurity professionals rigorously conduct audits and penetration testing of our network to ensure our cybersecurity defenses are operating effectively. In 2024, we continued to safeguard our data and ensure protection against threats such as ransomware. We engage with an external professional services organization to assess our maturity against the NIST Cybersecurity Framework. The results of the assessment are shared by our Chief Information Officer with our Board and Audit & Finance Committee who provide feedback on the assessment results. The Audit & Finance Committee has oversight over cybersecurity, including IT risks, controls, procedures, and plans to mitigate cybersecurity risks and respond to security incidents.

Safety and Quality: During the last few years, we have evolved as an organization to meet the needs of our changing workforce. Employees’ safety risks vary depending on the roles they perform, and we seek to tailor our safety efforts accordingly.

Promoting and protecting the safety of our workforce and the patients we serve is a top priority, and we share this responsibility throughout our organization. This topic is also the foundation of our Quality Policy, which is to improve patients’ lives through high-quality products, procedures, and services. We are committed to executing an effective quality management system that meets or exceeds global requirements.

Orthofix complies with all applicable health and safety regulations governing injury, accident prevention, reporting, and safety to ensure the health and safety of our employees. Our commitment to employee safety is demonstrated in our low OSHA Incident Rate of 0.55 for the 2024 reporting year.

We also periodically measure the safety and quality sentiment of our global employee base through an employee engagement survey and share the results and action items identified from the survey with our employees. Our most recent employee survey was conducted in 2024 and had 90% participation across our employee population.

Orthofix’s website contains information on our governance, environmental and social policies and programs, including the following:

Conflict Minerals Report: This report is consistent with our CR standards, as we support the end of the human rights violations and violence in the Democratic Republic of the Congo and surrounding countries.

Environmental, Health and Safety: Communicated within our Corporate Code of Conduct, this policy seeks to promote the operation of our business in a manner that is environmentally responsible and protective of the health and safety of our employees and the public. As a result of these policies, we are pleased to report an Occupational Safety and Health Administration (“OSHA”) Incident Rate of 0.55 for the 2024 reporting year.

Codes of Conduct: Our Code of Conduct communicates our policies and expectations to all employees. Topics include ethics, compliance with laws, human rights, use of company assets, business conduct, and fair dealing. All employees and directors participate in annual training on our Corporate Code of Conduct and related company policies. In 2024, 100% of employees completed Code of Conduct training.

Supplier Quality Manual: This manual communicates our expectations to all new and existing suppliers to ensure the delivery of high-quality products to our customers. Topics include ethics, compliance with laws and regulations, human rights, labor and employment, health and safety, environmental responsibility, business conduct, and fair dealing.

Sustainability: This policy guides our approach to environmental and social risk management within our Corporate Code of Conduct. Areas of focus include our corporate compliance with responsible hazardous waste protocols, recycling, emergency preparedness, and programs to enhance and promote environmental stewardship.

Engagement with Shareholders

We proactively engage with shareholders throughout the year to better understand their priorities and perspectives, carefully considering the feedback we receive and acting when appropriate. We do this through annual meetings, investor relations events, and by providing information on our website, including proxy statements and press releases, to foster transparency and communication. We also review the results of the annual advisory vote on executive compensation in making determinations about the structure of our executive compensation program and whether changes to the program should be considered.

For more information on our Corporate Responsibility program, or to read our ESG Fact Sheet, please visit our corporate website:

https://ir.orthofix.com/governance/corporate-sustainability/default.aspx

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation and Talent Development Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No member of the Compensation and Talent Development Committee (i) was, during the year ended December 31, 2024, or has previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness, to the Company. No interlocking relationships existed during the year ended December 31, 2024 between any member of the Board or the Compensation and Talent Development Committee and an executive officer of the Company.

Approval of Related Person Transactions

Our policy regarding transactions with related persons, which is set forth in our Corporate Code of Conduct and Audit and Finance Committee charter, is that the Audit and Finance Committee will review and approve or ratify all transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) involving amounts exceeding $120,000 in which the related person has a direct or indirect material interest.

Transactions with related persons in 2024

One former member of the Board, Dr. Stuart M. Essig, who served as a director until June 2024, is currently Chair of the Board of Directors of Integra LifeSciences Holdings Corporation (“Integra”), a position he has held since January 2012, having served on the Integra Board of Directors since December 1997. In February 2024, Dr. Essig became Integra’s Executive Chairman in connection with its search for a new President and Chief Executive Officer. He also served as Integra’s Chief Executive Officer from 1997 until 2012. As a result of the Company’s merger with SeaSpine, Orthofix is party to a supply agreement between Integra and SeaSpine. Integra is the Company’s supplier of microfibrillar collagen for our product currently marketed as IsoTis MozaikTM Collagen Ceramic Matrix. The Company paid Integra $0.6 million during Dr. Essig’s 2024 term in connection with this supplier agreement. This transaction was disclosed to and approved by the Audit and Finance Committee in compliance with our Corporate Code of Conduct and Audit and Finance Committee charter.

Compensation Discussion and Analysis

Executive Overview

We focus our compensation program for our named executive officers (“NEOs”) and other executives on financial, strategic, and operational goals established by the Board of Directors and designed to create sustained value for our shareholders. Our guiding compensation principle is to pay for performance. Our executive compensation program is designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking.

Consistent with our pay-for-performance philosophy, a significant portion of our NEOs’ compensation was delivered in equity-based awards for 2024. For the 2024 annual equity-based grant (excluding inducement awards), 50% of the award value was delivered via performance-based restricted stock units, 25% percent of the award value via time-based vesting stock options and 25% percent of the award value delivered via time-based vesting restricted stock units. For information on inducement awards to our NEOs hired in 2024, see “Executive Leadership Transition” below.

In addition, a significant portion of our NEOs’ cash compensation was at risk via our annual cash incentive program, which is 100% performance-based. The Compensation and Talent Development Committee (referred to throughout this Compensation Discussion and Analysis section as the “Committee”) has consistently set challenging financial performance goals under the annual cash incentive plan that rewards executives for achieving or exceeding the annual operating plan. The approach for setting the financial performance goals under the annual cash incentive plan was similar in 2024 as compared to prior years. Our annual cash incentive program in 2024 also included an enterprise CR objective relating to community service. Actual performance for individuals serving in the offices of Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief People and Business Operations Officer exceeded target performance goals in 2024. Actual performance of the Global Spine business in 2024 fell short of the target performance goals, which resulted in a lower than target payout for Mr. Reinhardt.

The Committee believes that its overall compensation program for NEOs demonstrates the Committee’s pay-for-performance philosophy.

Notable financial results and operational accomplishments in 2024 include the following:

•
Net sales were $799.5 million, an increase of 7.1% on both a reported and constant currency basis
•
U.S. Spine Fixation net sales growth of 14.2% compared to prior year, driven by distribution expansion and further penetration in existing accounts
•
Bone Growth Therapies growth of 9.8% and Bone Growth Therapies Fracture growth of 13.0% compared to prior year
•
U.S. Spinal Implants, Biologics, and Enabling Technologies growth of 7.0% compared to prior year
•
U.S. Orthopedics net sales growth of 16.4% compared to prior year
•
Entered into record number of 7D FLASHTM Navigation System placements for full-year 2024
•
Entered into new $275.0 million credit facility that replaces existing financing and further optimized our capital structure to support long-term profitable growth

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:

✓ Align executive pay with the overall performance of our business and the Company’s common stock

✓ Set meaningful performance targets for annual and long-term performance-based awards, approved by the Committee

✓ Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards

✓ Discourage unnecessary and inappropriate risk taking, and we obtain an annual independent risk assessment analysis of our executive compensation program

✓ Maintain robust stock ownership guidelines for our executive officers and directors, which were recently updated in December 2024

✓ Maintain an incentive compensation clawback policy for executive officers

✓ Include “double-trigger” change in control vesting provisions in all equity grants to executive officers; we have no “single-trigger” cash or similar payment rights for executives upon a change in control

✓ Retain an independent compensation consultant

What we don’t do:

X Pay dividends or dividend equivalents on unvested stock options, unvested time-based vesting stock awards, or unearned performance-based vesting stock awards

X Have employment agreements with our executive officers (unless required by law)

X Pay excise tax gross-ups for change in control payments

X Reprice stock options without shareholder approval

X Provide excessive perquisites

X Permit hedging or pledging of our securities by certain employees considered “insiders”, including our executive officers or directors

Named Executive Officers

For 2024, our NEOs were the following individuals:

Executive	Position
Active officers as of December 31, 2024:
Massimo Calafiore	President and Chief Executive Officer (January 2024-present)
Julie Andrews	Chief Financial Officer (January 2024-present)
J. Andrés Cedrón	Chief Legal Officer (April 2024-present)
Geoffrey C. Gillespie	Chief Accounting Officer (January 2024-present); and Former Interim Chief Financial Officer (September 2023-January 2024)
Max Reinhardt	President, Global Spine (June 2024-present)
Lucas Vitale	Chief People and Business Operations Officer (March 2024-present)

Former officers:
Catherine M. Burzik	Interim Chief Executive Officer (September 2023-January 2024)
Kimberley A. Elting	President, Global Orthopedics (April 2022-July 2024); and Interim Chief Legal Officer (November 2023-April 2024)

Executive Leadership Transition

During the first eight months of 2024, the Board appointed a new senior leadership team, following the departures of three executive officers in September 2023. This included hiring a new President and Chief Executive Officer and new Chief Financial Officer in January 2024 and hiring a new Chief People and Business Operations Officer, Chief Legal Officer and President, Global Spine, in the months that followed.

As part of the hiring process, the Committee approved compensation offers designed to incentivize top talent to join the organization, taking into account current market dynamics in the medical device industry and the desire to align compensation with the creation of long-term shareholder value. In determining compensation levels, the Committee evaluated each executive’s background, experience and role within the organization relative to market data for similarly situated executives in the Company’s approved peer group and market survey data, to align the sign-on package with industry standards. The Committee also considered the executive’s previous compensation, including any awards, bonuses or benefits that they had to forego by leaving their former employer.

Equity awards given to executives as an employment inducement were designed to include both a one-time “sign-on” amount and a regular annual grant, which were sometimes awarded separately and other times combined into a single aggregate award. For Mr. Calafiore, Ms. Andrews, Mr. Cedrón and Mr. Reinhardt, 50% of the equity awards were performance-based restricted stock units. These vest after three years, depending on how well the Company’s stock performs compared to an industry index. Vesting can range from 0% to 200% of the target, based on the achievement of performance goals. Additionally, 25% of the equity awards were time-based stock options. These stock options also have the vesting condition that the Company’s stock price must reach 150% of the grant price over a one-month period during the term. Therefore, 75% of these equity awards are performance-driven, rewarding executives only if the Company creates shareholder value, and 25% are based solely on the passage of time.

The following describes the specific awards made to each NEO hired in 2024:

•
Mr. Calafiore was appointed as the Company’s President and Chief Executive Officer effective January 8, 2024. Mr. Calafiore’s offer compensation included an annual base salary of $825,000, a target bonus of 110% of salary, and target long-term incentives of $4,000,000, delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options. Mr. Calafiore also received sign-on equity incentive awards of $3,500,000, delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options. The Committee’s approval of Mr. Calafiore’s sign-on award and annual long-term incentives reflected his experience as a Chief Executive Officer, his willingness to relocate from Italy to the Company’s U.S. headquarters, and competing opportunities potentially available to him, both within and outside of the U.S., as his then-current employer was being acquired.
•
Ms. Andrews was appointed as the Company’s Chief Financial Officer effective January 15, 2024. Ms. Andrews’ offer compensation included an annual base salary of $475,000, a target bonus of 70% of salary, and target long-term incentives of $1,800,000, delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options. The Committee’s approval of Ms. Andrews’ sign-on award reflected her prior experience as a Chief Financial Officer of a similarly situated Nasdaq-listed company, and competing opportunities potentially available to her.
•
Mr. Cedrón was appointed as the Company’s Chief Legal Officer effective April 15, 2024. Mr. Cedrón’s offer compensation included an annual base salary of $470,000, a target bonus of 70% of salary, and target long-term incentives of $1,500,000, delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options. The Committee’s approval of the sign-on award reflected that Mr. Cedrón would leave his senior leadership role at another life sciences company, where he was receiving, and expected to continue to receive, competing long-term incentives.
•
Mr. Reinhardt was appointed as the Company’s President, Global Spine effective June 10, 2024. Mr. Reinhardt’s offer compensation included an annual base salary of $480,000, a target bonus of 70% of salary, and target long-term incentives of $1,690,000, delivered via a mix of approximately 56% three-year cliff-vesting stock options, 22% performance-based restricted stock units, 11% time-based restricted stock units, and 11% performance-based stock options. The Committee’s approval of the sign-on award reflected that Mr. Reinhardt would be leaving a senior leadership position at another life sciences company where he was receiving, and expected to continue to receive, competing long-term incentives.
•
Mr. Vitale was appointed as the Company’s Chief People and Business Operations Officer effective March 15, 2024. Mr. Vitale’s offer compensation included an annual base salary of $460,000, a target bonus of 70% of salary, and target long-term incentives of $3,000,000, delivered via a mix of 40% three-year cliff-vesting restricted stock units, 30% performance-based restricted stock units, 15% time-based restricted stock units, and 15% performance-based stock options. The Committee’s approval of the award, with 40% designed as a three-year cliff-vesting grant and intended as a one-time sign-on component, reflected that Mr. Vitale would be leaving his position as Chief Human Resources Officer at another life sciences company, where he was receiving, and expected to continue to receive, competing long-term incentives.

In connection with the appointment of Mr. Calafiore and Ms. Andrews, the respective interim positions held by Ms. Burzik and Mr. Gillespie terminated. Mr. Gillespie continues to serve as Chief Accounting Officer.

Ms. Elting departed the Company as an employee and officer effective July 5, 2024, after eight years of executive officer service at the Company and executive leadership transition activities that provided her with the right to receive certain “good reason”-based severance payments and equity award acceleration rights upon resignation under her Change in Control and Severance Agreement. In connection with her separation, the Committee and Ms. Elting negotiated and entered into a separation and release agreement. This agreement memorialized Ms. Elting’s rights to receive payments and benefits under her Change in Control and Severance Agreement, accelerated certain time-based vesting equity awards granted in 2023 and 2024, and provided for a 12-month extension of her stock option exercise period from the length provided under her Change in Control and Severance Agreement. In determining to approve the terms of this separation and release agreement, including the additional equity acceleration and extended stock option exercise period, the Committee took into account that the separation and release agreement (i) required Ms. Elting to comply with certain post-closing restrictive covenants, and that her severance payment would not be made until 6 months following separation and would be subject to compliance with such covenants, and (ii) contained a general release of claims. In addition, the Committee took into account that, upon the departure of the Company’s prior interim Chief Legal Officer in November 2024, Ms. Elting had fulfilled the interim Chief Legal Officer function until April 2024, while also serving as the Company’s President, Orthopedics. The Committee also noted Ms. Elting’s important role in helping to integrate new leadership team members during the first half of 2024, and her continuing and ongoing cooperation with the Company with various transition activities related to the Orthopedics business unit and legal department.

Compensation Guiding Principles and Philosophy

The Committee is comprised solely of independent directors. The Committee recommends to the Board for determination by the Board, the President and Chief Executive Officer’s compensation, and discharges the responsibilities of the Board relating to all compensation of the Company’s other Section 16 officers and ELT members, including equity-based compensation for other key employees. The Committee conducts itself in large part by our Executive Compensation Guiding Principles. These guiding principles include a compensation approach for executives that reflects a meaningful “pay-for-performance” philosophy and seeks to align compensation payouts with the goals of growing our business and increasing sustainable shareholder value.

Our Executive Compensation Guiding Principles, which are reviewed and affirmed by the Committee annually, are as follows:

•
Each compensation element should be competitive within the medical device industry (anchored to a target market position) but also tailored to Orthofix’s individual circumstances and business needs.
•
Variable compensation should provide appropriate leverage (upside and downside) so that payouts are commensurate with performance and aligned with shareholders’ interests.
•
Each compensation element should support Orthofix’s business strategy and objectives of attracting, retaining and motivating top talent.
•
The Company’s executive compensation program should be easily understood by executives.

Management is responsible for effectively communicating the design and administration of the compensation program to employees. Consistent with these principles, the Committee’s compensation philosophy is to fairly compensate executive officers with an emphasis on providing incentives that balance our short-term and long-term objectives.

In implementing the “pay-for-performance” compensation philosophy for the Company’s executive officers, the Committee places considerable emphasis on variable elements of pay within the executive compensation program. For 2024, the variable elements of our executive compensation program consisted of the Company’s annual cash incentive plan, which is designed to reward executive officers for achieving specific financial and operational performance goals during the fiscal year, as well as a long-term incentive plan that consisted of a combination of (i) stock options, which only have value if the value of our stock price appreciates over the life of the option, (ii) performance-based vesting restricted stock units, and (iii) time-based vesting restricted stock units.

The Committee seeks to provide payouts through the annual cash incentive plan based on actual performance relative to pre-established financial and operational performance goals reflecting strong financial performance by the Company and its business units. These pre-established performance goals also incorporated (i) an operational objective related to the launch of new products and (ii) an enterprise CR objective relating to community service.

The Committee also seeks to align executives’ interests with shareholders via grants of equity compensation, which encourage executives to focus on achieving longer-term goals and sustained increases in shareholder value, as the value of these awards is directly commensurate with the fluctuations in the value of the Company’s common stock.

In addition to variable compensation programs, executives also receive health and welfare benefits (including our 401(k) plan) that are generally consistent with the level of health and welfare benefits provided to all U.S. based Company employees and those provided by companies in our industry peer group.

Compensation Process

The Committee is responsible for establishing and evaluating Company compensation policies and determining, approving and evaluating executive compensation programs, including the total compensation packages for our Section 16 officers and other members of our ELT. The Committee is also responsible for administering the Company’s equity incentive plans and other executive compensation policies. The Committee recommends for approval by the Board the compensation of the President and Chief Executive Officer and specifically considers and approves the individual compensation for our other Section 16 officers and members of our ELT. The President and Chief Executive Officer is prohibited from being present during Committee or Board voting or deliberations with respect to his own compensation arrangements. The Committee also is responsible for making recommendations to the Board regarding the compensation of non-employee directors. The Committee relies on the President and Chief Executive Officer to make recommendations on certain aspects of compensation, as discussed below. The Committee acts under a written charter adopted by the Board. The Committee reviews its charter annually and recommends any changes to the Board. The charter is available on our website at www.orthofix.com. Messrs. Bazaar, Hannon, Kummeth and Paolucci currently serve as the members of the Committee, with Mr. Kummeth serving as Chair.

Each member of the Committee is an independent, non-employee, non-affiliated, outside director. The Committee has furnished its report below.

Role of Executive Officers

At the Committee’s request, from time to time, certain of our senior management present compensation-related topics to the Committee. For instance, while the Committee approves, or recommends to our Board for approval, all elements of compensation of our Section 16 officers and other members of the ELT, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential financial and/or operational performance targets and actual performance under our annual cash incentive program, as well as for possible equity incentive grants. The Committee then reviews this information in connection with making recommendations to the Board, setting annual incentive targets, making equity compensation grants, ratifying the achievement of financial or operational metrics under the Company’s annual cash incentive plan, or in approving that certain performance or market criteria have been achieved for certain equity awards.

Under our Executive Compensation Guiding Principles, management is responsible for compensation decisions related to all employees who are not Section 16 officers or members of the ELT, subject to limits established by the Committee (e.g., long-term incentive awards and change in control agreement participation). In this context, our President and Chief Executive Officer has general oversight of the compensation process for such employees and provides input to the Committee in such capacity. Our President and Chief Executive Officer also provides the Committee with additional input, perspective, and recommendations in connection with the Committee’s salary determinations for our Section 16 officers (other than himself) and members of the ELT. Our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief People and Business Operations Officer, and Chief Human Resources Officer frequently attend meetings of the Committee in these respective capacities. These individuals are excluded from any Committee or Board deliberations or votes regarding their own compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, independent compensation consultants to assist in evaluating compensation decisions. The Committee also has the authority to terminate those engagements. In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant since September 2024. Prior to September 2024, Mercer had been engaged by the Committee to provide executive compensation consulting services.

At the Committee’s request, the compensation consultant periodically conducts reviews and recommends updates to our executive officer and director compensation programs and long-term incentive practices.

In connection with their engagement, Mercer and Meridian each reported to the Committee regarding their respective independence based on the six factors outlined in SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Committee considered these factors and concluded that both Mercer and Meridian are independent and that their respective engagement by the Committee raised no conflicts of interest.

Peer Group Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations. The Committee engages its independent compensation consultant to conduct an annual executive compensation analysis that provides market competitive levels of total compensation. The assessment used in connection with setting 2024 compensation was provided by Mercer and compared the compensation levels of our Section 16 officers and members of our ELT with market data to determine whether their compensation levels remained consistent with market practice and our compensation philosophy. In conducting the assessment, Mercer made comparisons to our industry peer group and survey data including companies in the life sciences/medical devices industries.

In conducting the benchmarking for 2024 pay decisions, Mercer utilized a selection of 18 peer companies. The members of the peer group were selected for inclusion principally because of their overall similarity to Orthofix in terms of annual revenue, industry sector/sub-sector, medical technology product lines and international penetration. The peer group for 2024 pay decisions consisted of the following companies in the life sciences/medical devices industries, with whom we compete against for executive talent:

Accuray Inc.	Globus Medical Inc.

Alphatec Holdings Inc.	Haemonetics Corporation

AngioDynamics, Inc.	Integer Holdings Corporation

Artivion Inc.	Integra LifeSciences Holdings Corporation

AtriCure, Inc.	LivaNova PLC

Avanos Medical, Inc.	Merit Medical Systems, Inc.

Bioventus Inc.	Nevro Corp.

CONMED Corporation	NuVasive, Inc.(1)

Enovis Corporation	ZimVie Inc.

1 NuVasive, Inc. merged with Globus Medical in September 2023

The Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory, non-binding vote on executive compensation (a “say-on-pay proposal”), and subsequently evaluates these results and any feedback received by shareholders. At the 2024 annual meeting of shareholders, the Company’s say-on-pay proposal was supported by approximately 97% of the votes cast at the meeting, which we believe supports the Company’s “pay-for-performance” approach to executive compensation.

The Committee evaluated the results of the vote and believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at each of the Company’s last nine annual meetings of shareholders) affirm shareholders’ overall support of the Company’s approach to executive compensation. The Committee believes that its continued efforts to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance are reflected in these recent vote results.

In addition to responding to the input of shareholders, the Committee has also considered many other factors in designing and evaluating the Company’s executive compensation programs, including the alignment of our compensation programs with our corporate business objectives, periodic analysis of our programs by the compensation consultant, and an annual review of data versus a comparator group of peer companies. Each of these factors is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Committee’s decisions regarding named executive officers’ compensation for 2024. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay votes, when making future compensation decisions for its named executive officers.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

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annual salary;
•
performance-based cash incentives in the form of annual bonuses; and
•
long-term equity-based incentives under our long-term incentive plan.

The Committee reviews annually what portion of the Section 16 officers and other ELT members’ total compensation should be in the form of salary, target annual cash bonus opportunity and long-term equity-based incentive compensation. The Committee believes an appropriate mix of these elements, commensurate with our Executive Compensation Guiding Principles, will assist the Committee in meeting its compensation objectives. In addition, as further described below, we sometimes grant one-time bonuses and stock awards in connection with new hires and promotions, for retention, or special recognition purposes. As part of its decision-making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers. This information includes a specific review of dollar amounts for salary, target bonus opportunity, and long-term equity-based incentive compensation.

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation, and long-term equity incentive compensation award values at target) for Mr. Calafiore, our President and Chief Executive Officer, and our other named executive officers for 2024. These charts illustrate that 92% of our President and Chief Executive Officer’s annual total target direct compensation and 83% of our other named executive officers’ annual total target direct compensation was performance-based or variable.

Annual Salary

The Committee recommends, for approval by the Board, the annual salary for our President and Chief Executive Officer and determines the annual salary for our other Section 16 officers and members of our ELT. In making these recommendations and determinations, the Committee considers proxy peer data and/or market survey data for each individual person, with the midpoint of the salary range being the 50th percentile of the market. The Committee positions actual base salary within the salary range based on a variety of factors including an executive’s experience, performance, and contribution to Orthofix’s success. The Committee endeavors to use the full width of the salary range to differentiate pay.

The 2024 annual base salary amounts for our NEOs were as follows:

Name	Title (1)	2024 Annual Base Salary
Active Officers as of December 31, 2024:
Massimo Calafiore	President and Chief Executive Officer and Director	$825,000
Julie Andrews	Chief Financial Officer	$475,000
J. Andrés Cedrón	Chief Legal Officer	$470,000
Geoffrey C. Gillespie(2)	Chief Accounting Officer and Former Interim Chief Financial Officer	$304,500
Max Reinhardt	President, Global Spine	$480,000
Lucas Vitale	Chief People and Business Operations Officer	$460,000
Former Officers:
Catherine M. Burzik(3)	Former Interim Chief Executive Officer	$825,000
Kimberley A. Elting(4)	Former President, Global Orthopedics & Interim Chief Legal Officer	$514,800

(1) Reflects titles and positions held during the 2024 calendar year.

(2) Represents Mr. Gillespie’s annualized salary during the period in January 2024 in which he served as the Company’s Interim Chief Financial Officer. After such time, Mr. Gillespie was employed by the Company as its Chief Accounting Officer.

(3) Represents Ms. Burzik’s annualized salary during the period in January 2024 in which she served as the Company’s Interim Chief Executive Officer.

(4) Represents Ms. Elting’s annualized salary during the period between January 2024 and July 2024 in which she served as the Company’s President, Global Orthopedics.

Cash Performance-Based Incentives – Annual Incentive Program

The Committee believes that a significant portion of the compensation for each Section 16 officer and other members of the ELT should be in the form of an annual performance-based cash bonus. These bonuses are provided through our annual cash incentive program, which seeks to align any payout to an executive with actual financial performance of the Company relative to certain pre-established financial and operational performance targets.

The Committee is responsible for approving the annual bonus plan design every year. At the outset of each year, the Committee establishes target financial and operational performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below. The plan design, metrics, and threshold, target, and maximum goals support the annual corporate operating plan for the year.

The Committee established and approved performance goals at the outset of 2024, which goals were based on (i) net sales, (ii) adjusted EBITDA, (iii) adjusted free cash flow, (iv) new product introduction targets derived from the Company’s internal budget and financial forecast, and (v) an enterprise CR objective associated with community service hours.

The performance goals for individuals serving in the offices of President and Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief People and Business Operations Officer at any point during the year (whether on a full-time or interim basis), were based on Company-wide net sales weighted at 30%, Company-wide adjusted EBITDA weighted at 30%, Company-wide adjusted free cash flow weighted at 25%, new product introductions weighted at 10% and the Company enterprise CR objectives weighted at 5%.

For Mr. Reinhardt and Ms. Elting, the Company-wide net sales, adjusted EBITDA, adjusted free cash flow, new product introductions, and Company enterprise CR objective metrics were weighted at 15%, 30%, 25%, 10%, and 5%, respectively, while net sales for each of Mr. Reinhardt and Ms. Elting’s business segments (Global Spine and Global Orthopedics, respectively) was also weighted at 15%.

Adjusted EBITDA consists of EBITDA (defined as GAAP-derived net income from operations plus net interest expense, income tax expense, depreciation and amortization) net of credits or charges that were considered by the Committee at the time bonus targets were set to be outside of the normal ongoing operations of the Company. Adjusted free cash flow is a non-GAAP financial measure, consisting of net cash flows from operating activities (a GAAP measure), less capital expenditures (a GAAP measure), and excluding certain activities considered by the Committee, at the time bonus targets were set, to be outside of the normal ongoing operations of the Company.

An executive could earn from 0% to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals. The Committee determined that no payouts would be made for performance below the 50% achievement threshold on any specific goal.

The enterprise CR objectives for 2024 pertained to employee engagement in community service across at least 30% of the global organization with a minimum of 1,750 hours contributed across the Company.

Performance against the goals was measured and assessed by the Committee in February 2025. Each of the Committee members participated in and approved the assessment of performance against the goals.

The table below outlines the threshold, target, and maximum performance goals relative to actual achievement for the financial performance metrics described above in 2024.

Actual weighted performance for individuals serving in the offices of President and Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief People and Business Operations Officer exceeded target performance goals in 2024. Actual performance of the Global Spine business in 2024 fell short of the target performance goals, which resulted in lower than target payout for Mr. Reinhardt, as illustrated in the table below, demonstrating the Committee’s commitment to its pay-for-performance philosophy.

	Weighting							Performance Goals/Actual Results (in millions)
	Mr.	Ms.	Mr.	Mr.	Mr.	Mr.	Ms.	Threshold	Target	Maximum		Percent
2024 Financial and Operational Metrics(1)	Calafiore	Andrews	Cedrón	Gillespie	Reinhardt	Vitale	Elting	50%	100%	150%	Actual(2)	Achievement(3)
Company-wide Net Sales	30.0%	30.0%	30.0%	30.0%	15.0%	30.0%	15.0%	$780.9	$805.0	$829.2	$796.7	82.9%
Company-wide Adjusted EBITDA(2)	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%	$75.0	$88.2	$101.4	$83.6	82.4%
Company-wide Adjusted Free Cash Flow	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	$11.6	$14.6	$17.6	$21.7	150.0%
Global Spine Net Sales	N/A	N/A	N/A	N/A	15.0%	N/A	N/A	$447.7	$461.5	$475.3	$441.8	0.0%
Global Orthopedics Net Sales	N/A	N/A	N/A	N/A	N/A	N/A	15.0%	$115.9	$119.5	$123.1	$121.5	128.3%
New Product Introductions	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	24	30	36	30	100.0%
Enterprise Objectives	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	Minimum of 1,750 service hours			Met	100.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1) Committee approval of financial performance targets provided that actual results would be adjusted to eliminate the effect of subsequent currency fluctuations. The amounts shown in the table represent actual reported amounts as adjusted to reflect such pre-approved constant currency adjustments.

(2) Adjusted EBITDA amounts shown are prior to the inclusion of expense associated with the annual incentive plan.

(3) The weighted percent achievement based on these metrics resulted in a payout of 102.1% for each of Mr. Calafiore, Ms. Andrews, Mr. Cedrón, Mr. Gillespie, and Mr. Vitale. As the net sales component for Mr. Reinhardt’s bonus was weighted at 15% on Company-wide Net Sales and at 15% on Global Spine Net Sales, this resulted in a weighted percent achievement of 89.7% for Mr. Reinhardt. In all cases, no post-performance adjustments were made to the weighted percent achievement as computed by the applicable formula.

In conjunction with her change in control and severance agreement, Ms. Elting received a pro-rated cash bonus for the 2024 calendar year equal to her respective target bonus amount for the portion of the 2024 calendar year she was employed by Orthofix (see section titled “Separation and Release Agreement with Kimberley A. Elting”). Ms. Burzik was not eligible for a payout under the annual incentive program and thus is excluded from the tables above and below.

Aggregate Payouts

The resulting payouts under the annual incentive program are described in the table below:

Name	2024 Base Salary Amount	Target Bonus Percentage of Salary	Weighted Percent Achievement	Total Annual Incentive Plan Bonus
Massimo Calafiore	$825,000	110%	102.1%	$926,558
Julie Andrews	$475,000	70%	102.1%	$339,483
J. Andrés Cedrón	$470,000	70%	102.1%	$335,909
Geoffrey C. Gillespie (1)	$325,599	43%	102.1%	$141,547
Max Reinhardt	$480,000	70%	89.7%	$301,392
Lucas Vitale	$460,000	70%	102.1%	$328,762

(1) Amounts shown for Mr. Gillespie reflect changes to his compensation effective March 4, 2024, when he was employed by the Company as Chief Accounting Officer.

Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Long-Term Equity-Based Incentives

Long-Term Incentive Plan – 2012 LTIP and SeaSpine 2015 Plan

In accordance with our Executive Compensation Guiding Principles, the creation of sustainable shareholder value by means of equity incentive awards is a very important element of the total compensation provided to executives at Orthofix.

Our primary equity compensation plan is the 2012 LTIP, which was originally approved by our shareholders at the Company’s 2012 annual meeting, with amendments further increasing the number of shares authorized under the plan being approved by our shareholders, most recently at the Company’s 2024 annual meeting.

In connection with the Company’s merger with SeaSpine, the Company assumed awards outstanding under the SeaSpine 2015 Plan. All former SeaSpine employees and all new employees of the Company and its subsidiaries and affiliates hired after January 5, 2023 are eligible and may receive awards under the SeaSpine 2015 Plan.

The Committee recommends to the Board the long-term incentive plan grants for our Chief Executive Officer, and the Board determines such grants after taking into account such recommendations. The Committee determines the long-term incentive plan grants for our other Section 16 officers and members of the ELT.

In addition, the Committee occasionally offers inducement grants (in accordance with applicable Nasdaq rules) to newly hired employees outside of shareholder approved plans, as done in connection with new executive appointments in 2024. These inducement grants have been made on terms that are substantially similar to grants under the 2012 LTIP.

For the 2024 annual equity-based grant (excluding inducement awards), 50% percent of the award value was delivered via performance-based restricted stock units ("PSUs"), 25% percent of the award value was delivered via time-based stock options, and the remaining 25% percent of the award value was delivered via restricted stock units with time-based vesting ("RSUs").

	PSUs	RSUs	Options
Value Weighting	50%	25%	25%

Performance Conditions	Total Shareholder Return (“TSR”) relative to the S&P Healthcare Equipment Select Industry Index	Service through vesting	Stock price appreciation Service through vesting

Term/Length	N/A	N/A	Seven years

Vesting	Cliff vest after three years to the extent earned upon certification of results	Vest in three equal installments on the first, second, and third anniversaries of the grant date	Vests one-third on the anniversary of the grant date and the remainder in eight substantially equal quarterly installments thereafter

Time-Based Restricted Stock Units and Stock Options

In 2024, the Committee granted executives 25% of their respective annual long-term incentive award in the form of RSUs and 25% in the form of stock options. Under the Company’s existing arrangements with executives, the unvested portion of any RSU or stock option grant is forfeited if the executive voluntarily ceases employment prior to vesting without “good reason.” In the event that the executive is terminated by the Company with “cause,” any remaining unvested portion of the grant is forfeited. In the event that the executive is terminated by the Company without “cause” or quits employment for “good reason,” a portion of the award vests on an accelerated basis (unless such termination of employment occurs within 24 months following “change in control,” in which case the entire award vests on an accelerated basis). In the event the executive dies or suffers a long-term disability, the full grant vests. In all of the foregoing circumstances, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 36 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options typically expire and are no longer exercisable 7 years from the grant date, based on the Company’s standard grant agreement.

In connection with the merger with SeaSpine, which was consummated in January 2023, the Board determined that the merger would be treated as a “corporate transaction” and a “change in control” under the Company’s equity compensation plans and applicable employment-related agreements with executives, some of whom ceased employment with the Company in 2024, including Ms. Elting.

Performance-Based Stock Options

In 2024, the Committee granted to certain executives performance-based stock options in connection with the commencement of their employment with the Company. The performance-based stock options contain both performance and service conditions and will vest upon the later of the date on which each of the conditions is met. The Committee approved this design in consideration of the stock price at the time the awards were granted.

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Service-based Conditions. The vesting schedule for the service conditions are such that 1/3 of the options vest on the first anniversary of the grant date and 1/12 of the options vest quarterly thereafter.
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Performance Condition. The performance conditions will have been met on the date on which the average closing price of the Company’s stock over a consecutive thirty-day period has been equal to or greater than 150% of the price on the grant date.

Performance-Based Restricted Stock Units

In 2024, the Committee granted 50% of executives’ respective total annual long-term incentive award value in the form of PSUs. The PSUs have been structured so that they are earned based on the TSR of the Company’s common stock relative to other companies in an applicable industry index during a three-year performance period following the date of grant. TSR is determined by (i) the change in share price and (ii) the payment of dividends and other distributions on a company’s shares during the performance period. TSR is measured using the average closing price during the 20 days preceding each of the beginning and the end of the performance period. The Committee used the S&P Healthcare Equipment Select Industry Index as the applicable industry index. Achieved vesting percentages are based on the following criteria:

Company's TSR Percentile Rank	Vesting Percentage
Below 25th Percentile	0%
25th Percentile	50% (threshold)
50th Percentile	100% (target)
75th Percentile	200% (maximum)

In the event that the Company’s TSR percentile rank for the performance period falls between any of the amounts set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between such amounts.

The PSU award agreement provides that the vesting percentage may not exceed 100% if the Company’s absolute TSR during the performance period is negative. In addition, the vesting percentage is capped such that the PSU award will never trigger the issuance of shares with a vesting date fair market value of more than five times the fair market value of the target award on the date of grant. Generally, if an executive voluntarily ceases employment without “good reason” or “qualified retirement” eligibility prior to the end of the three-year performance period, the entire award is forfeited.

Equity Award Approval Process

In connection with their respective offer terms, the Committee recommended to the Board, and the Board approved, the value-based equity award for the President and Chief Executive Officer and the Chief Financial Officer. These equity incentive awards were granted effective January 8, 2024 and January 15, 2024, respectively. The Committee also approved the value-based equity awards for all other Section 16 officers and members of the ELT employed as of the grant date. These equity incentive awards were granted effective January 8, 2024. The number of shares/units underlying each award (and the exercise price for stock options) were based on the closing price of the Company’s common stock on such effective date.

In addition to the annual equity incentive grants made in January 2024, the Committee also made grants to new hires upon their start date. See “Executive Leadership Transition” above for more detail.

Generally, the Committee approves the form and grant date fair value amount of annual equity incentive grants at meetings held in December, January or February, with the effective dates of the grants (including the determination of the number of shares subject to awards and the exercise price of stock options, which in each case are based on the closing price of the Company’s common stock on the grant effective date) occurring as of a later date when the Company’s insider trading window for executives is open. In the event that grants become effective at a time when the Company’s insider trading window is closed, the Committee does not seek to affect the value of grants by timing them in relation to the release or non-release of material nonpublic information.

During 2024, the Company did not grant stock options to any of its NEOs in any period beginning four business days prior to and ending one business day after the filing of a periodic report on Form 10-Q, Form 10-K or current report on Form 8-K that disclosed material non-public information.

Incentive Compensation Recovery Policy

In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an updated incentive compensation recovery policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

Perquisites and Other Personal Benefits

Our executive officers and other ELT members are entitled to or may otherwise be the beneficiaries of certain limited perquisites and other personal benefits, which have a collective value of less than $10,000 per year. However, in addition to other benefits as discussed within the Summary Compensation Table on page 46, certain executives received relocation benefits in excess of $10,000 during the years presented. These relocation benefits were offered to attract new leaders to the Company during a period of significant transition, consistent with market practices in recruiting top executive talent. Among other things, perquisites and benefits provided to our executive officers and other ELT members generally include reimbursement for tax preparation expenses, estate planning expenses, and an annual physical exam. We believe our perquisites to be consistent with the market practices for similarly situated companies. Under our Executive Compensation Guiding Principles, the perquisites available to executives require the approval of the Committee.

Other Plans

Executive officers participate in our health and welfare benefits (including our 401(k) plan) on the same basis as other similarly situated U.S. employees.

Governance of Executive Compensation

As described previously, executive compensation for our Section 16 officers and other ELT members is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes is reflected in the following elements of our executive compensation program:

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Stock Ownership Guidelines Align Our Executive Officers and Directors with Shareholders — We have adopted stock ownership guidelines that apply to all of our executive officers and directors. These guidelines, which were most recently updated in December 2024 provide for the following ownership requirements:

	Chief Executive Officer	Other Executive Officers	Non-Employee Directors
Ownership requirement compared to base salary / annual cash retainer	5x	2x	5x

Equity that Qualifies as Ownership:
Common stock held	Yes	Yes	Yes
Unvested time-based vesting restricted stock units	Yes	Yes	Yes
Vested but unsettled time-based vesting restricted stock units(1)	Yes	Yes	Yes
Unvested performance stock units	No	No	No
Unvested stock options	No	No	No
Vested and/or exercisable stock options, including in-the-money options	No	No	No
Outstanding contributions to the stock purchase plan	Yes	Yes	Yes

(1) Inclusive of deferred stock units granted to directors.

The guidelines also include a 5-year phase-in period from the date of appointment or election, as applicable, and progress towards meeting and maintaining these amounts is measured periodically. Subject to phase-in periods for recent appointments, all executive officers and directors are in compliance with the policy at the present time.

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Independent Report Supports Committee’s Risk Assessment — The Committee annually assesses the relationship between the Company’s compensation policies and practices as to whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. At the Committee’s request, the compensation consultant annually delivers a compensation-based risk assessment report. This report assesses potential risk that may be present in the design or administration of the Company’s compensation program. The most recent report, delivered by Mercer in early 2024, found that the compensation program aligns overall with shareholder interests, rewards performance, and does not promote unnecessary or excessive risk.
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Hedging and Pledging — Under the Company’s Corporate Governance Guidelines, all directors, executive officers, and certain employees considered “insiders” are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.
•
Use of Independently Prepared Competitive Assessments — The practice of the Committee is to engage an independent compensation consultant to prepare an independent executive compensation competitive assessment to measure our program against companies in our industry peer group, as well as and other survey data. The Committee takes these results into consideration (among other factors) in making executive compensation program decisions.
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Compensation Recovery (Clawback) Policy — Awards made under our long-term incentive plan are subject to our compensation recovery, or “clawback” policy, which applies to all of our executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance by Orthofix with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy provides, subject to limited exceptions, for mandatory clawback of excess incentive compensation awarded in the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results. The clawback policy is available as an exhibit to the 2024 Form 10-K.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executive officers.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the named executive officers, as limited by Section 162(m) of the Code. Our compensation program historically had been designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the Code, but there have been and may be other exceptions for administrative or other reasons. However, the Tax Cuts and Jobs Act of 2017 eliminated the exception under Section 162(m) for performance-based compensation and expanded the number of employees who may be covered by these deductibility limitations, which may have an effect on how we design future compensation programs and may affect the financial statement impact of executive compensation payments.

REPORT OF THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation and Talent Development Committee
Charles R. Kummeth, Committee Chair
Alan L. Bazaar
Jason M. Hannon
Michael E. Paolucci

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Active Officers as of December 31, 2024:
Massimo Calafiore - President and	2024	793,269		—		6,558,979	2,013,237	926,558	337,911	(4)	10,629,953
Chief Executive Officer
Julie Andrews - Chief Financial Officer	2024	447,596		—		1,574,174	483,307	339,483	323,051	(5)	3,167,610
J. Andrés Cedrón - Chief Legal Officer	2024	325,385		—		1,311,792	390,685	335,909	879	(6)	2,364,650
Geoffrey C. Gillespie - Chief Accounting Officer	2024	330,462	(7)	60,906	(8)	268,642	112,501	141,547	3,874	(9)	917,932
and Former Interim Chief Financial Officer	2023	263,608		—		387,294	97,273	94,570	44,301		887,046
Max Reinhardt - President, Global Spine	2024	258,462		—		655,822	1,138,507	301,392	429,146	(10)	2,783,328
Lucas Vitale - Chief People and Business	2024	355,615		—		2,774,010	477,296	328,762	191,391	(11)	4,127,074
Operations Officer
Former Officers:
Catherine Burzik - Former Interim	2024	31,731		—		—	—	—	10,073	(12)	41,804
Chief Executive Officer	2023	234,807		137,601		1,870,633	—	227,683	86,960		2,557,684
Kimberley A. Elting - Former President, Global	2024	305,313	(13)	220,624	(14)	1,658,394	580,355	—	19,381	(15)	2,784,066
Orthopedics and Interim Chief	2023	494,626		250,000		1,666,812	734,128	374,616	32,480		3,552,662
Legal Officer	2022	475,549		—		2,200,005	—	270,738	20,380		2,966,672

(1) Reflects titles and positions held during, or for a portion of, the 2024 calendar year.

(2) Amounts shown do not reflect compensation actually received. Instead, the amounts shown are the aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718.

(3) Amounts shown reflect cash bonuses paid in 2025, 2024, and 2023 for performance in 2024, 2023, and 2022, respectively, pursuant to our annual incentive program. Our annual incentive program with respect to the 2024 fiscal year, including the Committee’s criteria for determining the amounts awarded in 2025, are described above under “Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Performance-Based Incentives – Annual Incentive Program.”

(4) Includes $297,422 for relocation expenses, $25,000 for reimbursement of tax preparation and legal fees, $13,800 for 401(k) matching, and $1,689 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(5) Includes $307,107 for relocation expenses, $13,800 for 401(k) matching, $1,727 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, and $417 for employer funded health savings account (“HSA”).

(6) $879 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(7) Includes salary of $324,817, and $5,645 in stipends paid in connection with Mr. Gillespie’s service as Interim Chief Financial Officer.

(8) Amount reflects a $60,906 retention payment, which was offered as an incentive for Mr. Gillespie to remain with the Company during the search for a permanent Chief Financial Officer.

(9) $3,874 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(10) Includes $426,068 for relocation expenses, $2,215 for 401(k) matching, and $863 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(11) Includes $177,623 for relocation expenses, $12,271 for 401(k) matching, $1,164 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, and $333 for employer funded HSA.

(12) Includes $10,059 for 401(k) matching, and $14 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(13) Includes salary of $276,438, and $28,875 in stipends paid in connection with Ms. Elting’s service as Interim Chief Legal Officer.

(14) Amount reflects the pro-rata bonus under the annual incentive program pursuant to Ms. Elting’s change in control and severance agreement.

(15) Includes $13,800 for 401(k) matching, and $5,581 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards that were granted to our named executive officers during the fiscal year ended December 31, 2024. Our former executive was entitled to acceleration of certain of her equity-based incentives. The awards presented for Ms. Elting on June 18, 2024 reflect the incremental fair value recognized by the Company in connection with these accelerated restricted stock units and stock options, and stock option exercise period extensions.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards (#)		All Other Option Awards (#)		Equity Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Active Officers as of December 31, 2024:
Massimo		453,750	907,500	1,361,250	—	—	—	—		—		—	—
Calafiore	1/8/2024	—	—	—	65,839	131,678	263,356	—		—		—	2,185,855
	1/8/2024	—	—	—	75,245	150,489	300,978	—		—		—	2,498,117
	1/8/2024	—	—	—	—	—	—	65,839	(4)	—		—	875,000
	1/8/2024	—	—	—	—	—	—	75,245	(4)	—		—	1,000,006
	1/8/2024	—	—	—	—	—	—	—		153,536	(4)	13.29	939,513
	1/8/2024	—	—	—	—	—	—	—		175,469	(4)	13.29	1,073,724

Julie		166,250	332,500	498,750	—	—	—	—		—		—	—
Andrews	1/15/2024	—	—	—	32,967	65,934	131,868	—		—		—	1,124,175
	1/15/2024	—	—	—	—	—	—	32,967	(5)	—		—	450,000
	1/15/2024	—	—	—	—	—	—	—		76,878	(5)	13.65	483,307

J. Andrés		164,500	329,000	493,500	—	—	—	—		—		—	—
Cedrón	4/15/2024	—	—	—	28,648	57,296	114,592	—		—		—	936,790
	4/15/2024	—	—	—	—	—	—	28,648	(6)	—		—	375,002
	4/15/2024	—	—	—	—	—	—	—		64,817	(6)	13.09	390,685

Geoffrey C.		69,318	138,636	207,954	—	—	—	—		—		—	—
Gillespie	1/8/2024	—	—	—	4,703	9,406	18,812	—		—		—	156,140
	1/8/2024	—	—	—	—	—	—	4,703	(7)	—		—	62,503
	1/8/2024	—	—	—	—	—	—	—		10,967	(7)	13.29	62,501
	3/15/2024	—	—	—	—	—	—	3,639	(7)	—		—	50,000
	3/15/2024	—	—	—	—	—	—	—		8,381	(7)	13.74	49,999

Max		168,000	336,000	504,000	—	—	—	—		—		—	—
Reinhardt	6/10/2024	—	—	—	14,401	28,802	57,604	—		—		—	468,321
	6/10/2024	—	—	—	—	—	—	14,401	(8)	—		—	187,501
	6/10/2024	—	—	—	—	—	—	—		33,103	(8)	13.02	198,508
	6/10/2024	—	—	—	—	—	—	—		157,628	(8)	13.02	939,999

Lucas		161,000	322,000	483,000	—	—	—	—		—		—	—

Vitale	3/15/2024	—	—	—	32,751	65,502	131,004	—		—		—	1,124,014
	3/15/2024	—	—	—	—	—	—	32,751	(9)	—		—	449,999
	3/15/2024	—	—	—	—	—	—	87,336	(9)	—		—	1,199,997
	3/15/2024	—	—	—	—	—	—	—		75,432	(9)	13.74	477,296

Former Officer:
Kimberley		205,920	411,840	617,760	—	—	—	—		—		—	—
A. Elting	1/8/2024	—	—	—	18,811	37,622	75,244	—		—		—	624,525
	1/8/2024	—	—	—	—	—	—	18,811	(7)	—		—	249,998
	1/8/2024	—	—	—	—	—	—	—		43,867	(7)	13.29	249,999
	6/18/2024	—	—	—	—	—	—	—		15,000	(10)	42.89	15,626
	6/18/2024	—	—	—	—	—	—	—		12,301	(10)	46.10	9,008
	6/18/2024	—	—	—	—	—	—	—		12,095	(10)	56.87	5,573
	6/18/2024	—	—	—	—	—	—	—		11,939	(10)	56.20	5,656
	6/18/2024	—	—	—	—	—	—	—		26,996	(10)	26.09	55,506
	6/18/2024	—	—	—	—	—	—	—		84,566	(10)	20.90	106,824
	6/18/2024	—	—	—	—	—	—	47,664	(10)	—		—	620,585
	6/18/2024	—	—	—	—	—	—	—		43,867	(10)	13.29	132,162
	6/18/2024	—	—	—	—	—	—	18,811	(10)	—		—	163,284

(1) Amounts shown represent the threshold, target and maximum amounts that could have been earned had they served for the entire fiscal year 2024 by each Named Executive Officer under our annual performance-based incentive compensation program. The actual amounts earned by each Named Executive Officer are included in the fiscal year 2024 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above and discussed under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Performance-Based Incentives – Annual Incentive Program” above.

(2) Amounts shown represent the threshold and maximum amounts in shares earned based on performance if the threshold or maximum performance goals are achieved over the three-year performance period beginning on January 8, 2024. No shares were issuable for performance above the target level.

(3)Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with ASC 718.

(4) Represents awards of time-based vesting restricted stock units and performance-based stock options granted under the Orthofix Medical Inc. 2024 CEO Inducement Plan upon Mr. Calafiore’s hire date of January 8, 2024 as President and Chief Executive Officer (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(5) Represents awards of time-based vesting restricted stock units and performance-based stock options granted under the Orthofix Medical Inc. 2024 CFO Inducement Plan upon Ms. Andrew’s hire date of January 15, 2024 as Chief Financial Officer (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(6) Represents awards of time-based vesting restricted stock units and performance-based stock options granted under the Orthofix Medical Inc. 2024 CLO Inducement Plan upon Mr. Cedrón’s hire date of April 15, 2024 as Chief Legal Officer (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(7) Represents awards of time-based vesting restricted stock units and time-based vesting stock options granted under the 2012 LTIP (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(8) Represents awards of time-based vesting restricted stock units, performance-based stock options and time-based vesting stock options granted under the Orthofix Medical Inc. 2024 PGS Inducement Plan upon Mr. Reinhardt’s hire date of June 10, 2024 as President, Global Spine (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(9) Represents awards of time-based vesting restricted stock units and performance-based stock options granted under the Orthofix Medical Inc. 2024 CP&BOO Inducement Plan upon Mr. Vitale’s hire date of March 15, 2024 as Chief People and Business Operations

Officer (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(10) Ms. Elting departed the Company as an employee and officer effective July 5, 2024, after eight years of executive officer service at the Company and executive leadership transition activities that provided her with the right to receive certain “good reason”-based severance payments and equity award acceleration rights upon resignation under her Change in Control and Severance Agreement. In connection with her separation, the Committee and Ms. Elting negotiated and entered into a separation and release agreement. This agreement memorialized Ms. Elting’s rights to receive payments and benefits under her Change in Control and Severance Agreement, accelerated certain time-based vesting equity awards granted in 2023 and 2024, and provided for a 12-month extension of her stock option exercise period from the length provided under her Change in Control and Severance Agreement. In determining to approve the terms of this separation and release agreement, including the additional equity acceleration and extended stock option exercise period, the Committee took into account that the separation and release agreement (i) required Ms. Elting to comply with certain post-closing restrictive covenants, and that her severance payment would not be made until 6 months following separation and would be subject to compliance with such covenants, and (ii) contained a general release of claims. In addition, the Committee took into account that, upon the departure of the Company’s prior interim Chief Legal Officer in November 2024, Ms. Elting had fulfilled the interim Chief Legal Officer function until April 2024, while also serving as the Company’s President, Orthopedics. The Committee also noted Ms. Elting’s important role in helping to integrate new leadership team members during the first half of 2024, and her continuing and ongoing cooperation with the Company with various transition activities related to the Orthopedics business unit and legal department. The amounts shown as granted on June 18, 2024 reflect the awards previously granted in 2023 and 2024 that were subject to modification. The amounts shown in the grant date fair value column reflect the incremental fair value recognized by the Company in 2024 in connection with the modification of such awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2024.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Active Officers as of December 31, 2024:
Massimo	—	153,536	(3)	13.29	1/8/2031	—		—	—		—
Calafiore	—	175,469	(3)	13.29	1/8/2031	—		—	—		—
	—	—		—	—	65,839	(4)	887,510	—		—
	—	—		—	—	75,245	(4)	1,014,303	—		—
	—	—		—	—	—		—	131,678	(5)	1,775,019
	—	—		—	—	—		—	150,489	(5)	2,028,592

Julie	—	76,878	(6)	13.65	1/15/2031	—		—	—		—
Andrews	—	—		—	—	32,967	(7)	444,395	—		—
	—	—		—	—	—		-	65,934	(5)	888,790

J. Andrés	—	64,817	(8)	13.09	4/15/2031	—		—	—		—
Cedrón	—	—		—	—	28,648	(9)	386,175	—		—
	—	—		—	—	—		—	57,296	(5)	772,350

Geoffrey C.	6,535	4,670	(10)	20.90	1/5/2033	—		—	—		—
Gillespie	—	10,967	(11)	13.29	1/8/2031	—		—	—		—
	—	8,381	(12)	13.74	3/15/2031	—		—	—		—
	—	—		—	—	292	(13)	3,936	—		—
	—	—		—	—	1,230	(14)	16,580	—		—
	—	—		—	—	3,104	(15)	41,842	—		—
	—	—		—	—	2,459	(16)	33,147	—		—
	—	—		—	—	23,331	(17)	314,502	—		—
	—	—		—	—	4,703	(4)	63,396	—		—
	—	—		—	—	3,639	(18)	49,054	—		—
	—	—		—	—	—		—	9,406	(5)	126,793

Max	—	33,103	(19)	13.02	6/10/2031	—		—	—		—
Reinhardt	—	157,628	(20)	13.02	6/10/2031	—		—	—		—
	—	—		—	—	14,401	(21)	194,125	—		—
	—	—		—	—	—		—	28,802	(5)	388,251

Lucas	—	75,432	(22)	13.74	3/15/2031	—		—	—		—
Vitale	—	—		—	—	32,751	(23)	441,483	—		—
	—	—		—	—	87,336	(24)	1,177,289	—		—
	—	—		—	—	—		—	65,502	(5)	882,967

Former Officers:
Kimberley	15,000	—		42.89	9/26/2026	—		—	—		—
A. Elting	12,301	—		46.10	7/3/2027	—		—	—		—
	12,095	—		56.87	7/5/2027	—		—	—		—
	11,939	—		56.20	7/5/2027	—		—	—		—
	26,996	—		26.09	7/5/2027	—		—	—		—
	84,566	—		20.90	1/5/2027	—		—	—		—
	43,867	—		13.29	1/5/2027	—		—	—		—
	—	—		—	—	—		—	6,178	(5)	83,279

(1) All options listed in this column were exercisable as of December 31, 2024.

(2) All options listed in this column were not exercisable as of December 31, 2024.

(3) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on January 8, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(4) One-third of these unvested restricted stock units are subject to vesting on each of January 8, 2025, 2026 and 2027.

(5) These unvested performance-based stock units are subject to vesting on January 7, 2027. See discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives – Performance-Based Restricted Stock Units” above.

(6) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on January 15, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(7) One-third of these unvested restricted stock units are subject to vesting on each of January 15, 2025, 2026 and 2027.

(8) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on April 15, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(9) One-third of these unvested restricted stock units are subject to vesting on each of April 15, 2025, 2026 and 2027.

(10) One-fifth of these options are subject to vesting on January 5, 2025, and the remaining four-fifths are subject to vesting in substantially equal quarterly installments thereafter.

(11) One-third of these options are subject to vesting on January 8, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(12) One-third of these options are subject to vesting on March 15, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(13) The remaining unvested restricted stock units are subject to vesting on April 1, 2025.

(14) One-half of these unvested restricted stock units are subject to vesting on each of February 1, 2025 and 2026.

(15) One-half of these unvested restricted stock units are subject to vesting on each of January 5, 2025 and 2026.

(16) These amounts represent the number of performance stock unit awards granted in 2022 that were converted to restricted stock units. Under the applicable award agreements, in the event of a “change in control” (as defined in the applicable equity plan), (i) performance goals are deemed achieved at the greater of target or the percentage achievement that the awards were on pace to achieve as of the consummation of the change in control, and (ii) the awards become time-based awards that vest upon the (x) executive’s continued service through the end of the original performance period or (y) the executive’s earlier death, disability, termination by Orthofix without cause or termination by the executive for “good reason”. After review and consideration of the circumstances, the Company’s Board determined in October 2022 that the Company’s merger with SeaSpine, upon completion (which occurred in January 2023), would be deemed to constitute a “change in control” for purposes of the award agreements. In making this determination, the Board considered several factors, including, among other things, the general “merger of equals” approach that was negotiated by the parties in the merger agreement, the fact that the merger constitutes a change in control under applicable SeaSpine severance and equity plans, and the retention value of providing similar treatment to Orthofix executives given the uncertainty created for them by the pendency of the merger. The Board also took into account that SeaSpine’s then-current President and Chief Executive Officer would serve as President and Chief Executive Officer of the combined company, and that some additional executive offices would ultimately be held by then-current SeaSpine executives.

(17) These unvested restricted stock units are subject to vesting on October 15, 2025.

(18) One-third of these unvested restricted stock units are subject to vesting on each of March 15, 2025, 2026 and 2027.

(19) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on June 10, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(20) These unvested options are subject to vesting on June 10, 2027.

(21) One-third of these unvested restricted stock units are subject to vesting on each of June 10, 2025, 2026 and 2027.

(22) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on March 15, 2025, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(23) One-third of these unvested restricted stock units are subject to vesting on each of March 15, 2025, 2026 and 2027.

(24) These unvested restricted stock units are subject to vesting on March 15, 2027.

For a summary of our standard option agreements, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued (i) upon option exercises, and the value realized upon exercise, or (ii) upon the vesting of restricted stock/restricted stock units, and the value realized upon vesting, by our named executive officers during fiscal 2024.

	Option Awards		Stock Awards or Units
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Active Officers as of December 31, 2024:
Massimo Calafiore	—	—	—	—
Julie Andrews	—	—	—	—
J. Andrés Cedrón	—	—	—	—
Geoffrey C. Gillespie	—	—	2,558	34,333
Max Reinhardt	—	—	—	—
Lucas Vitale	—	—	—	—
Former Officers:
Catherine M. Burzik	—	—	120,676	1,717,219
Kimberley A. Elting	—	—	203,567	2,753,915

(1) Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2) Value realized on vesting is determined by multiplying the number of vested shares/units by the closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments to Named Executive Officers

Executive Change in Control and Severance Agreements

Under our current Executive Compensation Guiding Principles, the Compensation and Talent Development Committee provides executive officers and other ELT members with competitive change in control and non-change in control severance benefits that target market practices. All new change in control agreements, and any changes to existing arrangements, must be approved by the Compensation and Talent Development Committee.

The Compensation and Talent Development Committee offers a change in control and severance agreement to executives. All named executive officers are parties to this standard form of change in control and severance agreement.

Under the change in control and severance agreement, current executives will be eligible to receive the following severance payments and benefits upon termination of the executive’s employment (i) for death or disability, (ii) by the Company without “Cause” (as defined in the agreement), or (iii) by the executive for “Good Reason” (as defined in the agreement):

•
The executive will be paid (x) any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination, and (y) the pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs), which will be deemed achieved at a 100% performance level.
•
The executive will receive cash severance, in the case of the Chief Executive Officer, in an amount equal to 1.5 times, and in case of the other current executives, in an amount equal to 1.0 times, the sum of: (i) the executive’s annual base salary amount (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), (ii) the executive’s current year’s target bonus (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), and (iii) $12,500 to be used for outplacement services. In the event that the termination occurs during the 24 months following a “Change in Control” (as defined in the agreement), the foregoing multiples increase (x) to 2.0 for the Chief Executive Officer, and (y) to 1.5 for the other current executives.
•
If the executive elects COBRA in a timely manner, the executive will be reimbursed for the executive’s monthly premium payments for COBRA coverage for a period of up to 18 months in the case of the Chief Executive Officer, and up to 12 months in the case of the other current executives.
•
The executive’s time-based vesting restricted stock units and stock options will partially accelerate (fully accelerate following death or disability or if the termination occurs during the 24 months following a Change in Control), and the executive will receive 18 months post-separation to exercise stock options (36 months if the termination occurs during the 24 months following a Change in Control), subject to any earlier expiration of the term of the option.

The Company’s obligation to pay or provide the cash severance and COBRA reimbursement benefits described above are conditioned upon the executive signing a release of claims in favor of the Company and its affiliates by a specified date following separation from employment.

The agreements also incorporates by reference, among other things, existing covenants that exist with respect to confidentiality, assignment of intellectual property, non-competition and non-solicitation of employees.

The agreements do not guarantee any minimum levels of cash or equity-based compensation levels during an executive’s employment with the Company. The term of the agreements continue in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and the executive terminating the agreement.

Separation and Release Agreement with Kimberley A. Elting

Ms. Elting departed the Company as an employee and officer effective July 5, 2024, after eight years of executive officer service at the Company and executive leadership transition activities that provided her with the right to receive certain “good reason”-based severance payments and equity award acceleration rights upon resignation under her Change in Control and Severance Agreement. Specifically, Ms. Elting was entitled to receive a severance payment of $1,657,260 and a pro rata amount of incentive compensation for 2024 of $220,624, per the CIC terms described above, with each amount being paid in January 2025, and $18,750 for outplacement services. Ms. Elting also became entitled to acceleration of unvested time-based vesting restricted stock units and stock options granted in or prior to January 2023.

In connection with her separation, the Committee and Ms. Elting negotiated and entered into a separation and release agreement. This agreement memorialized Ms. Elting’s rights to receive payments and benefits under her Change in Control and Severance Agreement, accelerated certain time-based vesting equity awards granted in

2023 and 2024, and provided for a 12-month extension of her stock option exercise period from the length provided under her Change in Control and Severance Agreement. In determining to approve the terms of this separation and release agreement, including the additional equity acceleration and extended stock option exercise period, the Committee took into account that the separation and release agreement (i) required Ms. Elting to comply with certain post-closing restrictive covenants, and that her severance payment would not be made until 6 months following separation and would be subject to compliance with such covenants, and (ii) contained a general release of claims. In addition, the Committee took into account that, upon the departure of the Company’s prior interim Chief Legal Officer in November 2024, Ms. Elting had fulfilled the interim Chief Legal Officer function until April 2024, while also serving as the Company’s President, Orthopedics. The Committee also noted Ms. Elting’s important role in helping to integrate new leadership team members during the first half of 2024, and her continuing and ongoing cooperation with the Company with various transition activities related to the Orthopedics business unit and legal department.

Section 280G

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Code.

Instead, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best net” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

2024 Potential Payments Upon Termination or Change in Control

The following table reflects the estimated payments and benefits that would be provided to each of Mr. Calafiore, Ms. Andrews, Mr. Cedrón, Mr. Gillespie, Mr. Reinhardt and Mr. Vitale, upon his or her termination or upon a change in control pursuant to the terms of his or her respective change in control and severance agreement and related equity award agreements. For purposes of this table, we assume that the triggering event took place on December 31, 2024, and the price per share of our common stock was $17.46, the closing market price as of that date. For any triggering event that presupposes a change in control, we assume a change in control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)		Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
Active Officers as of December 31, 2024:
Massimo Calafiore	Termination for death or disability	2,598,750	8,761,913	(1)	43,652	18,750	11,423,065
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	2,598,750	5,784,338	(2)	43,652	18,750	8,445,490
	Termination for death, disability, good reason or without cause during a change in control period	3,465,000	13,688,549	(3)	43,652	25,000	17,222,201
Julie Andrews	Termination for death or disability	807,500	2,019,717	(1)	20,171	12,500	2,859,888
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	807,500	1,028,965	(2)	20,171	12,500	1,869,136
	Termination for death, disability, good reason or without cause during a change in control period	1,211,250	3,170,924	(3)	20,171	18,750	4,421,095
J. Andrés Cedrón	Termination for death or disability	799,000	1,783,833	(1)	31,888	12,500	2,627,221
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	799,000	737,610	(2)	31,888	12,500	1,580,998
	Termination for death, disability, good reason or without cause during a change in control period	1,198,500	2,784,221	(3)	31,888	18,750	4,033,359
Geoffrey C. Gillespie	Termination for death or disability	420,500	917,853	(1)	31,888	12,500	1,382,741
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	420,500	107,554	(2)	31,888	12,500	572,442
	Termination for death, disability, good reason or without cause during a change in control period	—	—	(3)	31,888	—	31,888
Max Reinhardt	Termination for death or disability	816,000	1,601,170	(1)	29,101	12,500	2,458,771
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	816,000	554,218	(2)	29,101	12,500	1,411,819

	Termination for death, disability, good reason or without cause during a change in control period	1,224,000	2,104,053	(3)	29,101	18,750	3,375,904
Lucas Vitale	Termination for death or disability	782,000	3,520,991	(1)	9,257	12,500	4,324,748
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	782,000	1,401,840	(2)	9,257	12,500	2,205,597
	Termination for death, disability, good reason or without cause during a change in control period	1,173,000	4,664,656	(3)	9,257	18,750	5,865,663

(1) In the event of a termination for death or disability, the executive would receive acceleration of all time-based restricted stock units and stock options, and outstanding performance stock units would be deemed vested and achieved at target levels. Amount in table reflects the value of all such accelerated shares (which in the case of stock options, is based on spread value) as of December 31, 2024.

(2) In the event of a termination for good reason or without cause, the executive would receive partial acceleration of all time-based restricted stock units and stock options, and outstanding performance stock units would be deemed vested on a pro-rata basis and achieved at the greater of the percentage achievement that the awards were on pace to achieve as of the termination date or as of the end of the performance period. Amount in table reflects the value of all such accelerated shares (which in the case of stock options, is based on spread value) as of December 31, 2024.

(3) Under the Company’s performance stock unit agreements, in the event of a change in control, (i) performance goals will be deemed achieved at the greater of target or the percentage achievement that the awards were on pace to achieve as of the consummation of the change in control, and (ii) if such awards are assumed or continued in connection with the change in control, the awards become time-based awards that vest upon the (x) executive’s continued service through the end of the original performance period or (y) the executive’s earlier death, disability, termination by the Company without cause or termination by the executive for good reason. The amounts shown in the table therefore show the value of these awards if performance goals were achieved at target, which would occur under the terms of the awards in the event of a change in control assuming that a change in control occurred at a time when awards were tracking below target levels. Further, as a result of the merger with SeaSpine on January 5, 2023, all outstanding PSUs were converted to time-based RSUs at target, which vest over the previously defined performance period.

PAY RATIO DISCLOSURE

The Company is required to disclose in its proxy statement the annual total compensation of the median-compensated employee of, generally, all Company employees (excluding its Chief Executive Officer), the annual total compensation of its Chief Executive Officer, and the ratio of the Chief Executive Officer’s compensation to the median employee’s compensation. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee in 2023 based on an analysis of full-time, part-time, temporary and seasonal workers employed by the Company or any of its consolidated subsidiaries as of December 31, 2023.

The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $10,837,801. We calculated this amount by annualizing Mr. Calafiore’s total compensation for the period from January 8, 2024 through December 31, 2024 when he served as Chief Executive Officer. The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $86,095. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2024 was 126 to 1.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is required to disclose in its proxy statement information that shows the relationship between “Compensation Actually Paid” as defined in Item 402(v) of Regulation S-K and the financial performance of the Company. The following table provides compensation, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “Compensation Actually Paid,” as computed in accordance with SEC rules, for our principal executive officer (“PEO”) and our other named executive officers for each of the years presented below other than the PEO (such other named executive officers, the “Non-PEO NEOs”).” In accordance with SEC rules, the table also provides information on our cumulative TSR, the cumulative TSR of a peer group, Net Income, and a Company-selected measure, Company-wide net sales.

“Compensation Actually Paid” does not necessarily reflect the target value of compensation as approved by our Compensation and Talent Development Committee or the value of compensation actually earned, realized, or received by the Company’s NEOs. The Compensation and Talent Development Committee did not consider the “Compensation Actually Paid” in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1¹ ($)	Summary Compensation Table Total for PEO 2¹ ($)	Summary Compensation Table Total for PEO 3¹ ($)	Summary Compensation Table Total for PEO 4¹ ($)	Compensation Actually Paid to PEO 1¹˒²˒³ ($)	Compensation Actually Paid to PEO 2¹˒²˒³ ($)	Compensation Actually Paid to PEO 3¹˒²˒³ ($)	Compensation Actually Paid to PEO 4¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on: [4]		Net Income ($ Millions)	Company-Wide Net Sales⁵ ($ Millions)
											TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(b)		(c)	(c)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
2024	—	—	41,804	10,629,953	—	—	94,783	14,627,008	2,690,777	3,049,603	37.81	150.42	-126.00	799.49
2023	15,628,123	6,484,267	2,615,890	—	2,339,023	(1,199,925)	2,578,673	—	2,275,647	521,034	29.19	130.16	-151.40	746.64
2022	6,316,051	—	—	—	5,003,168	—	—	—	2,133,026	1,363,185	44.46	120.91	-19.75	460.71
2021	5,340,865	—	—	—	723,446	—	—	—	1,791,220	673,740	67.32	169.55	-38.38	464.48
2020	5,337,861	—	—	—	6,764,143	—	—	—	1,502,685	1,451,284	93.07	145.89	2.52	406.56

(1) Jon C. Serbousek (PEO 1) was our CEO for each year presented until January 5, 2023. Keith C. Valentine (PEO 2) was our CEO from January 5, 2023 through September 11, 2023. Catherine Burzik (PEO 3) was our Interim CEO from September 11, 2023 through January 8, 2024. Massimo Calafiore (PEO 4) became our CEO on January 8, 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Douglas C. Rice	Douglas C. Rice	Douglas C. Rice	Geoffrey C. Gillespie	Julie Andrews
Kimberley A. Elting	Kimberley A. Elting	Kimberley A. Elting	Kimberley A. Elting	J. Andrés Cedrón
Kevin J. Kenny	Kevin J. Kenny	Kevin J. Kenny	Kevin J. Kenny	Geoffrey C. Gillespie
Paul W. Gonsalves	Paul W. Gonsalves	Paul W. Gonsalves	John Bostjancic	Max Reinhardt
Davide Bianchi			Douglas C. Rice	Lucas Vitale
			Puja Leekha	Kimberley A. Elting
Patrick L. Keran

(2) The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.

(3) “Compensation Actually Paid” reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 3	Exclusion of Stock Awards and Option Awards for PEO 3	Inclusion of Equity Values for PEO 3	Compensation Actually Paid to PEO 3
	($)	($)	($)	($)
2024	41,804	—	52,979	94,783

Year	Summary Compensation Table Total for PEO 4	Exclusion of Stock Awards and Option Awards for PEO 4	Inclusion of Equity Values for PEO 4	Compensation Actually Paid to PEO 4
	($)	($)	($)	($)
2024	10,629,953	(8,572,215)	12,569,270	14,627,008

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
2024	2,690,777	(1,904,247)	2,263,073	3,049,603

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 3	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 3	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 3	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 3	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 3	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO 3	Total - Inclusion of Equity Values for PEO 3
	($)	($)	($)	($)	($)	($)	($)
2024	—	—	—	52,979	—	—	52,979

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 4	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 4	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 4	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 4	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 4	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO 4	Total - Inclusion of Equity Values for PEO 4
	($)	($)	($)	($)	($)	($)	($)
2024	12,569,270	—	—	-	—	—	12,569,270

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)	($)	($)	($)
2024	2,205,234	26,571	59,104	(27,836)	—	—	2,263,073

(4) The Peer Group TSR set forth in this table utilizes the NASDAQ Stocks Surgical, Medical and Dental Instruments Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Stocks Surgical, Medical and Dental Instruments Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5) We determined Company-Wide Net Sales to be the most important financial performance measure used to link Company performance to “Compensation Actually Paid” to our NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

The following table lists on an unranked basis the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link “Compensation Actually Paid” for our NEOs to Company performance for 2024:

Most Important Financial Metrics to Link Compensation to Performance:
CEO and CFO	Other NEOs
Company-Wide Net Sales	Company-Wide Net Sales
Adjusted EBITDA	Adjusted EBITDA
Relative TSR	Relative TSR
Reporting Segment Net Sales

As discussed previously, the Committee’s compensation philosophy is to fairly and appropriately compensate executive officers with an emphasis on providing incentives that balance our short-term and long-term objectives. The achievement of short-term financial performance goals is rewarded through annual cash incentive payouts, while grants of performance stock units and time-based vesting restricted stock units encourage executive officers to focus on achieving longer-term goals and sustained increases in shareholder value. For additional information regarding our pay for performance philosophy, please see the Compensation Discussion & Analysis beginning on page 28.

Relationship between “Compensation Actually Paid” and Performance

The following graph shows the relationship of the average of the “Compensation Actually Paid” to our PEO and the average of the “Compensation Actually Paid” to our Non-PEO NEOs to our net income.

The following graph shows the relationship of the average of the “Compensation Actually Paid” to our PEO and the average of “Compensation Actually Paid” to our Non-PEO NEOs to the TSR performance of our common stock and the TSR performance of the Peer Group. The TSR performance amounts in the graph assume that $100 was invested beginning on December 31, 2019 and that all distributions or dividends were reinvested, where applicable.

Relationship Between Compensation Actually Paid and Total Shareholder Return
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Total Shareholder Return
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
Avg. PEO Compensation
Avg. Non-PEO NEO Compensation
Company TSR
Peer Group TSR

The following graph shows the relationship of “Compensation Actually Paid” to our PEO and the average of “Compensation Actually Paid” to our Non-PEO NEOs to Company-Wide Net Sales.

DIRECTOR COMPENSATION

Directors are elected each year at the annual meeting of shareholders, which is usually held in June. Other director appointments occur from time to time as determined by the Board, such as in the event of vacancies on the Board resulting from a director’s death, resignation or retirement, or addition of Board seats.

Employee directors are not provided any additional compensation for their service as a director.

Non-Employee Director Compensation Program and Guiding Principles

We compensate our non-employee directors in accordance with the Company’s Director Compensation Guiding Principles. Our compensation program for our non-employee directors is designed to appropriately compensate outside directors for their diverse expertise and time commitment required to serve as a director of a complex and highly regulated global company. The Compensation and Talent Development Committee is responsible for overseeing our non-employee director compensation program. The Compensation and Talent Development Committee’s goal for such oversight is to maintain a program that:

•
attracts and retains directors with the skills needed to guide the Company in achieving its goals;
•
is competitive with the compensation program provided to directors at other similarly situated medical device companies; and
•
directly aligns the interests of the Company’s directors with the interests of its shareholders.

Unless determined otherwise by the Board of Directors, our non-employee director compensation program each year will consist of an annual cash retainer and annual equity awards, as well as customary and usual expense reimbursement in attending company meetings or attending director training. The Compensation and Talent Development Committee reviews the competitiveness of our non-employee director compensation relative to the same peer group used to review executive officer compensation levels. In addition, all directors have entered into a customary indemnification agreement with the Company. They are also offered an opportunity to participate in the SPP.

Cash Retainers

Each non-employee director receives the same base cash retainer amount, but additional cash retainer amounts are paid to the Chair of the Board and the Chairs of standing committees. In 2024, non-employee directors (other than the Chair of the Board) were paid an aggregate annual cash retainer of $75,000 for service as a director and member of any committees of the Board on which such director sits. In addition, committee Chairs received an additional retainer of $15,000. The Chair of the Board is typically paid an aggregate annual retainer of $150,000 for service in this role; however, in 2024, Ms. Burzik did not receive a cash retainer for the period she served as interim Chief Executive Officer.

Long-Term Incentive Compensation

We provide non-employee directors long-term incentive compensation under our 2012 LTIP to closely align directors with shareholder interests. Currently, we pay non-employee directors long-term incentive compensation in two forms:

•
an initial grant of stock options vesting over four years, with a grant date fair market value of approximately $300,000, awarded to each new non-employee director upon such director joining the Board; and

•
an annual grant of one-year time-vesting deferred stock units, with a grant date fair market value of approximately $195,000 (with an additional amount provided to the Chair of the Board), which deferred stock units are not settled until the applicable director ceases service as a director.

As a result of the deferred delivery feature of the annual grant, directors are not able to sell these awards or the shares of common stock underlying them, even if vested, while they serve as a director.

Director Compensation Table

The following table provides information regarding the 2024 compensation of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards (Number of Shares Granted)(1)		Grant Date Fair Value of Restricted Stock Awards ($)(2)	Option Awards(1)	Grant Date Fair Value of Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Current Directors:
Michael M. Finegan	81,332	29,718	(4)	390,988	—	—	—	472,320
Alan L. Bazaar	60,326	24,088	(5)	319,127	—	—	—	379,453
Wayne Burris	79,283	15,152	(6)	195,006	—	—	—	274,289
Vickie L. Capps	—	—		—	—	—	—	—
Jason M. Hannon	101,195	15,152	(6)	195,006	—	—	—	296,201
John B. Henneman, III	79,283	15,152	(6)	195,006	—	—	—	274,289
Charles R. Kummeth	64,201	23,502	(7)	310,988	—	—	—	375,189
Shweta Singh Maniar	75,000	15,152	(6)	195,006	—	—	—	270,006
Michael E. Paolucci	96,912	15,152	(6)	195,006	—	—	—	291,919
Former Directors:
Catherine M. Burzik (3)	67,995	—		—	—	—	—	67,995
Stuart M. Essig (3)	75,580	—		—	—	—	—	75,580
James F. Hinrichs (3)	64,533	—		—	—	—	—	64,533

(1) This column shows the number of shares subject to deferred stock units granted during 2024.

(2) Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with ASC 718.

(3) Ms. Burzik, Mr. Essig, and Mr. Hinrichs resigned from the Board on June 18, 2024, and the vesting of all their equity awards was accelerated in connection therewith.

(4) Represents a grant of 8,350 deferred stock units on January 31, 2024, and an annual grant of 21,368 deferred stock units, each subject to vesting on the earlier of June 30, 2025 or the date of the Annual Meeting.

(5) Represents a grant of 8,936 deferred stock units on January 31, 2024, and an annual grant of 15,152 deferred stock units, each subject to vesting on the earlier of June 30, 2025 or the date of the Annual Meeting.

(6) Represents an annual grant of deferred stock units subject to vesting on the earlier of June 30, 2025 or the date of the Annual Meeting.

(7) Represents a grant of 8.350 deferred stock units on January 31, 2024, and an annual grant of 15,152 deferred stock units, each subject to vesting on the earlier of June 30, 2025 or the date of the Annual Meeting.

The following table shows the number of shares of common stock subject to (1) outstanding and unexercised stock options, and (2) outstanding deferred stock units held by each of the non-employee directors serving during 2024 as of December 31, 2024.

Director	Number of Shares Subject to Outstanding Stock Options as of 12/31/24	Number of Shares Subject to Outstanding Deferred Stock Units as of 12/31/24
Current Directors:
Michael M. Finegan	47,652	29,718
Alan L. Bazaar	47,652	24,088
Wayne Burris	47,652	25,315
Vickie L. Capps	—	—
Jason M. Hannon	24,701	44,790
John B. Henneman, III	31,778	29,506
Charles R. Kummeth	47,652	23,502
Shweta Singh Maniar	—	29,506
Michael E. Paolucci	30,000	54,700
Former Directors:
Stuart M. Essig, Ph.D.	54,199	—

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan is our 2012 Long Term Incentive Plan, as amended, which was approved by our shareholders in 2012. All named executive officers and directors are also eligible at their discretion to acquire shares of common stock pursuant to our SPP. Each of these plans have been approved by our shareholders. In limited cases, we have also made inducement grants of stock options and restricted stock awards to new employees in reliance on the Nasdaq exception to shareholder approval for such grants. For more information on our equity compensation plans, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity-Based Incentives” beginning on page 39.

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options and Rights ($)(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	3,094,109	(1)	$24.06	8,106,220	(4)
Equity Compensation Plans Not Approved by Security Holders	3,830,810	(2)	$23.45	1,275,465	(5)
Total	6,924,919		$23.72	9,381,685

(1) Consists of 1,736,481 shares issuable upon the exercise of stock options, 902,128 shares issuable pursuant to outstanding RSUs, 261,125 shares issuable pursuant to outstanding deferred stock units, and 194,375 shares issuable pursuant to outstanding PSUs, in each case, as of December 31, 2024. Shares issuable pursuant to outstanding PSUs are shown in the table based on the assumption that all applicable performance targets will be achieved at target levels. All awards were granted pursuant to the 2012 LTIP.

(2) Consists of 901,665 and 415,403 shares issuable upon the exercise of stock options and pursuant to outstanding RSUs, respectively, under the equity compensation plans assumed under the Merger with SeaSpine; 311,717 and 120,655 shares issuable upon the exercise of stock options and pursuant to outstanding RSUs, respectively, under the SeaSpine Inducement Plan; 50,711 shares issuable pursuant to an inducement grant stock option granted in 2019 to Mr. Serbousek; and, 949,547 and 1,081,112 shares issuable upon the exercise of stock options and pursuant to outstanding RSUs, respectively, pursuant to inducement awards granted in 2024 to newly hired executive officers, in each case, in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.

(3) The weighted-average exercise price in this column only relates to the exercise price of stock options (RSUs, deferred stock units, and PSUs have no exercise price).

(4) Consists of 1,455,591 shares available for issuance under the SPP and 6,650,629 shares available for future award grants under the 2012 LTIP (which assumes that outstanding PSUs are achieved at target levels), in each case, as of December 31, 2024.

(5) Consists of 1,275,465 shares available for future award grants under the equity compensation plans assumed under the Merger with SeaSpine (which assumes that outstanding PSUs are achieved at target levels), in each case, as of December 31, 2024.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time to time by resolution of the Board. We have nominated ten of our current directors, Mr. Calafiore, Ms. Capps, Mr. Bazaar, Mr. Burris, Mr. Finegan, Mr. Hannon, Mr. Henneman, Mr. Kummeth, Ms. Maniar, and Mr. Paolucci to stand for election at the Annual Meeting for a one-year term expiring at the 2026 annual meeting of shareholders and/or until their successors have been elected. Ms. Capps was appointed to the Board in March 2025.

Our director nominees are listed in the table below. The committee composition reflected in the table below represents committee composition as of the date of this proxy statement.

Name	Age	Director Since	Independent	Audit & Finance Committee	Compensation and Talent Development Committee	Compliance & Ethics Committee	Nominating, Governance & Sustainability Committee
Alan L. Bazaar	55	2023	✓	✓	✓
Wayne Burris	70	2021(1)	✓	Chair			✓
Massimo Calafiore	53	2024
Vickie L. Capps	63	2025	✓
Michael M. Finegan	61	2023	✓			✓
Jason M. Hannon	53	2020	✓		✓	Chair
John B. Henneman, III	63	2023(2)	✓	✓			Chair
Charles R. Kummeth	64	2023	✓		Chair		✓
Shweta Singh Maniar	41	2023(3)	✓	✓		✓
Michael E. Paolucci	65	2016	✓		✓		✓

(1) Mr. Burris served as a director from September 2021 until the consummation of the Company’s merger with SeaSpine on January 5, 2023, and rejoined as a director on June 19, 2023 upon his election at the 2023 annual meeting of shareholders.

(2) Mr. Henneman was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015.

(3) Ms. Maniar was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out their term, the Board may fill the vacancy until the next annual meeting of shareholders or reduce the number of directors on the Board.

Director Background and Qualifications

The following graphics highlight the background and qualifications of our director nominees, both individually and in the aggregate.

The following table sets forth the skill set that each of our current directors and director nominees brings to the Board.

Name	Senior Executive Leadership	Healthcare/ MedTech Industry	Finance/ Accounting	Global Business	Research & Development	Technology/ Cybersecurity	Corporate Governance/ Legal	Operational Management	Corporate Responsibility	Compliance/ Quality / Regulatory	M&A	Sales & Marketing	HR/ Compensation
Alan L. Bazaar	✓		✓				✓		✓		✓
Wayne Burris	✓	✓	✓	✓			✓	✓		✓	✓
Massimo Calafiore	✓	✓	✓	✓	✓	✓			✓	✓	✓	✓
Vickie L. Capps	✓	✓	✓	✓			✓		✓		✓	✓
Michael M. Finegan	✓	✓		✓				✓		✓	✓	✓
Jason M. Hannon	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
John B. Henneman, III	✓	✓	✓	✓			✓			✓	✓		✓
Charles R. Kummeth	✓	✓	✓	✓	✓			✓	✓		✓	✓
Shweta Singh Maniar		✓		✓	✓	✓					✓	✓
Michael E. Paolucci	✓	✓		✓			✓				✓		✓

The following sets forth certain biographical information for each of our current directors and our director nominees.

Michael M. Finegan	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Michael Finegan was appointed to the Orthofix Board in December 2023 and named Chair of the Board in June 2024. He currently serves as the CEO of Acera Surgical, a bioscience company developing and commercializing a portfolio of fully engineered synthetic materials for soft tissue repair and regenerative medicine. Prior to joining Acera, Mr. Finegan spent 14 years at Orthofix where he served in roles of increasing responsibility, including seven years as Chief Strategy Officer until his departure in 2020. Among his accomplishments at Orthofix, Mr. Finegan created and led the biologics business. Before his tenure at Orthofix, Mr. Finegan served more than 16 years in a variety of roles at Boston Scientific, including as Vice President of Corporate Sales and as Vice President of National Accounts. Mr. Finegan received a BA in economics from Wake Forest University.

The Board believes Mr. Finegan’s extensive understanding of the Company’s business and history, as well as his deep industry experience brings value to the Board.

Massimo Calafiore	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Massimo Calafiore currently serves as Orthofix President and Chief Executive Officer and as a member of the Orthofix Board of Directors. Previously, Mr. Calafiore served as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedics company that was acquired by Enovis Corporation. Prior to LimaCorporate, he was the Executive Vice President and Chief Commercial Officer of NuVasive, Inc. While at NuVasive, Mr. Calafiore led several functions including product marketing, research and development, and enabling technologies, among other areas of responsibility, providing him the opportunity to gain a deep understanding of all the various facets of the business. At the beginning of his tenure at NuVasive, Mr. Calafiore served as President of NuVasive Specialized Orthopedics (formerly Ellipse Technologies), a business focused on limb reconstructions and complex trauma. Earlier in his career, Mr. Calafiore worked for Waldemar Link GmbH & Co. KG and served in various leadership roles across multiple business segments, including Orthopedics, Lower Extremities, and Spine. He holds an M.Sc. in Mechanical Engineering from the University of Catania and an MBA from New York University.

The Board believes that Mr. Calafiore’s extensive experience as an executive officer of multiple public and private companies in our industry adds value to the Board.

Vickie L. Capps	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Vickie Capps joined the Orthofix Board in March 2025. Ms. Capps has had a distinguished career in finance and executive leadership with extensive board experience. In addition to Orthofix, Ms. Capps is currently a member of the board of directors and the audit committee of each of the following companies: Amedisys, Inc., a public home healthcare company, Janux Therapeutics, Inc., a public clinical stage biotechnology company, Enable Injections, Inc., a private medical device company focused on wearable drug delivery solutions, and Breg, Inc., a private medical device company focused on non-surgical orthopedic rehabilitation. She is also a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare focused private equity firm. She previously served as a member of the boards of directors of NuVasive, Inc., Otonomy Inc., Silverback Therapeutics, Inc., OmniGuide Holdings, Synthorx, Inc., Enclara Pharmacia, Connecture, Inc., RF Surgical Systems and SenoRx. She is also a member of the board of directors of the San Diego State University Research Foundation. Ms. Capps previously served as Chief Financial Officer of DJO Global, Inc., a global orthopedics company, from 2002 to 2013. She is a Certified Public Accountant, and she received her B.S. in business administration and accounting from San Diego State University.

The Board believes that Ms. Capps’ vast experience as a director and executive officer in the industry, and deep understanding and expertise in accounting and finance, brings value to the Board.

Alan L. Bazaar	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Alan Bazaar joined the Orthofix Board in December 2023. He is currently the CEO of wealth management firm Hollow Brook Wealth Management LLC. Prior to Hollow Brook, Mr. Bazaar spent more than a decade with private investment firm Richard L. Scott Investments, LLC, where he served as Managing Director and Portfolio Manager as well as a co-manager of the public equity portfolio, responsible for all aspects of the investment decision-making process. Earlier in his career, Mr. Bazaar worked at Arthur Andersen LLP. Previously, Mr. Bazaar served on the board of directors of Wireless Telecom Group, Inc., a test and measurement solutions provider; PDL BioPharma, a company engaged in development of innovative therapeutics and healthcare technologies; Hudson Global, Inc., a total talent solutions provider; Sparton Corporation, a provider of electromechanical devices; LoJack Corporation, a provider of stolen vehicle recovery and IoT connected car systems; Media Sciences, Inc., a manufacturer and distributor of business color printer supplies and industrial ink applications; NTS, Inc., an independent provider of environmental simulation testing, inspection, and certification services; and Airco Industries, Inc., a privately held manufacturer of aerospace products. Mr. Bazaar received a BA in history from Bucknell University and an MBA from the Stern School of Business at New York University. He is a Certified Public Accountant (inactive).

The Board believes Mr. Bazaar’s experience in business and finance, as well as his past service on several boards of companies in a wide variety of industries brings value to the Board.

Wayne Burris	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Wayne Burris was re-elected to the Orthofix Board of Directors in June 2023. Prior to this, he served in this capacity on the Company’s board from September 2021 to January 2023. Mr. Burris served as the Senior Vice President and Chief Financial Officer (CFO) at Roche Diagnostics Corporation from 1996 through his retirement in July 2019. He was a member of the Global Roche Diagnostics Finance Executive Committee where he was recognized as one of their top senior leaders. In addition to his service as Senior Vice President and CFO at Roche, Mr. Burris held various roles of increasing responsibility, including as the head of global finance for the diabetes care business where he provided financial oversight for all aspects of the business including sales and marketing, research and development, operations, regulatory and quality. In his roles, he provided strategic and business development guidance broadly across the Roche organization. Before joining Roche Diagnostics, Mr. Burris was a senior manager for Price Waterhouse LLP. Mr. Burris is a Certified Public Accountant and has a Bachelor of Science in Accounting and Finance from Butler University. He has been instrumental in expanding and cultivating the State of Indiana Lifesciences environment while serving within numerous community organizations including being a founding board member of the Indiana Biosciences Research Institute and on the Board of Directors and Executive Committee for BioCrossroads.

The Board believes that Mr. Burris’ extensive experience in finance and accounting as well as his industry experience brings valuable experience to the Board.

Jason M. Hannon	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Jason Hannon joined the Orthofix Board of Directors in June 2020. A seasoned medical device executive, he currently serves as the President and Chief Executive Officer of Mainstay Medical International plc, a global company headquartered in Ireland that has developed and commercialized the first restorative neurostimulation treatment for chronic back pain. Mr. Hannon has also served as President and Chief Operating Officer of NuVasive, Inc. Over the course of 12 years at NuVasive, he held various roles, including Executive Vice President, International; Executive Vice President, Corporate Development; and General Counsel. Mr. Hannon has a J.D. degree from Stanford University Law School and a B.A. degree from the University of California, Berkeley.

The Board believes that Mr. Hannon’s experience leading medical device companies brings valuable industry experience to the Board.

John B. Henneman, III	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Prior to being named Director, Jack Henneman served as a Director of SeaSpine since July 2015. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. Mr. Henneman served as Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation from October 2014 to July 2018, and as its Chief Administrative Officer from July 2018 to November 2018. Prior to joining NewLink Genetics, Mr. Henneman served at Integra LifeSciences Holdings in various capacities between 1998 and 2014. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman served Integra as General Counsel and Chief Administrative Officer, responsible at various times for Integra’s business development, regulatory affairs, quality systems, clinical affairs, human resources, information systems, and legal affairs functions and the management of Integra’s surgical instruments business. Mr. Henneman also serves on the Board of Directors of R1 RCM, Inc., a public company providing revenue cycle management services to hospitals and physicians; Aprea Therapeutics, Inc., a public biotechnology company; Anika Therapeutics, Inc., a public medical device company focused on joint preservation and health; and Alafair Biosciences, Inc., a privately held medical device company.

Mr. Henneman received an A.B. in Politics from Princeton University and a J.D. from the University of Michigan Law School.

The Board believes that Mr. Henneman’s senior management experience, his service on other boards of directors, and his extensive experience in the areas of finance, financial accounting, legal affairs, business transactions, and mergers and acquisitions brings value to the Board.

Charles Kummeth	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Charles Kummeth joined the Orthofix Board of Directors in December 2023. Previously, he was the President and CEO of Bio-Techne Corporation, a leading developer and manufacturer of high-quality purified proteins, antibodies, immunoassays, and instruments for biomedical researchers and clinical research laboratories. Prior to that, Mr. Kummeth was at Thermo Fisher Scientific Inc. as President of Mass Spectrometry and Chromatography and President of the Laboratory Consumables Division. Prior to Thermo Fisher Scientific, he served in various roles during his 24-year career at 3M Corporation, most recently as the Vice President of the company’s Medical Division. Mr. Kummeth serves on the boards Gentherm, a developer of thermal management technologies; and PerkinElmer, a maker of instrumentation, consumables and Software servicing the analytical needs of the food and environmental markets, a private company owned by New Mountain Capital, a New York based private equity firm. Previously, Mr. Kummeth served on the board of Bio-Techne. Mr. Kummeth received a BS in Electrical Engineering from the University of North Dakota, an MS in Computer Science from the University of St. Thomas and an MBA from the Carlson School of Business at the University of Minnesota.

The Board believes Mr. Kummeth’s experience in the Life Sciences industry and his service as a director on multiple boards brings value to the Board.

Shweta Singh Maniar	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Prior to being named Director, Shweta Singh Maniar served as a Director of SeaSpine since April 2021. Since July 2018, Ms. Maniar has served as Global Leader, Healthcare and Life Sciences Solutions and Strategy, Google Cloud, a multinational technology company that specializes in Internet-related services and products, where she leads vision, strategy, and execution of Google Cloud’s industry strategy and go-to-market model. Prior to joining Google, from November 2013 to June 2018, Ms. Maniar worked in various capacities at Genentech, where she led market growth strategies relevant to technology accelerators for therapies and diagnostics. Before Genentech, from February 2012 to July 2013, Ms. Maniar served as Director for the Center of Minimally Invasive Therapeutics at Summa

Health. Ms. Maniar currently serves on the Board of Directors of RxSight and on the Scientific Advisory Board of The Allen Institute. Earlier in her career, Ms. Maniar spent several years working in a research capacity at the Cleveland Clinic and the Austen BioInnovation Institute in Akron where she was primarily focused on medical devices and minimally invasive therapeutics. Ms. Maniar received a B.A. in Economics from the University of California, San Diego.

The Board believes that Ms. Maniar’s thought leadership in areas of strategic focus for the company, such as enabling technologies and data analytics, adds value to the Board.

Michael E. Paolucci	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mike Paolucci was named to the Orthofix Board of Directors in March 2016. A seasoned Human Resource (HR) executive, he has more than 20 years of global experience working directly with Boards of Directors and C-level executives to improve organizational capabilities and HR programs that result in sustained improvements in business performance. Mr. Paolucci served as the Executive Vice President, Chief People Officer for Mirati Therapeutics, a commercial stage oncology biotech company focused on finding and delivering meaningful targeted oncology solutions for genetic and immunological drivers of cancer prior to its merger with Bristol Myers Squibb. From 2021 until March of 2022, Mr. Paolucci served as Executive Vice President, Chief Human Resources Officer for Arena Pharmaceuticals until its acquisition by Pfizer. Prior to that, Mr. Paolucci served as Vice President and Chief Human Resources Officer for Halozyme Therapeutics Inc., a late-stage oncology and biopharmaceutical company. Prior to Halozyme, Mr. Paolucci served as Executive Vice President and Chief Human Resource Officer for CareFusion. Additionally, Mr. Paolucci served as Executive Vice President of Human Resources at NuVasive and spent five years at Life Technologies. Previously, he was head of Human Resources for the services division of Hewlett Packard and served in several leadership roles with EDS, which was acquired by Hewlett Packard. Prior to HP/EDS, Mr. Paolucci was a partner with the HR consulting firm Towers Perrin. Mr. Paolucci is a graduate of The Ohio State University.

The Board believes that Mr. Paolucci’s extensive experience as a human resources executive and relevant knowledge and understanding of public company compensation issues brings unique and valuable insight to the Board.

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees identified above.

PROPOSAL 2: ADVISORY AND NON-BINDING VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory and non-binding vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under headings “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control.” These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. Because our Board views the advisory vote as a good corporate governance practice, and because a majority of our shareholders have expressed a preference for an annual advisory vote, we hold a say-on-pay vote on an annual basis. At last year’s annual meeting of shareholders, 97% of the votes cast were “FOR” the say-on-pay proposal, which we believe supports our “pay-for-performance” approach to executive compensation. The Compensation and Talent Development Committee evaluated the voting results of last year’s say-on-pay vote in June 2024.

The Compensation and Talent Development Committee believes that the voting results over the course of the last several years (which reflects 90% or greater approval rate on the say-on-pay vote at each of the Company’s last nine annual meetings of shareholders) affirm our shareholders’ overall support of our approach to executive compensation, including continuing efforts by the Compensation and Talent Development Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to evaluating and responding to the input of shareholders, the Compensation and Talent Development Committee considered many other factors in evaluating and setting the Company’s executive compensation programs, including the Compensation and Talent Development Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is considered in the context of the Compensation and Talent Development Committee members’ fiduciary duty to act as they determine to be in our shareholders’ best interests. Each of these factors informed the Compensation and Talent Development Committee’s decisions regarding named executive officers’ compensation for 2024. The Compensation and Talent Development Committee will continue to consider feedback from shareholders, including the outcome of our say-on-pay votes, when making future compensation decisions for our named executive officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program properly links executive compensation to company performance and aligns the interests of our executive officers with those of our shareholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the headings “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control.”

Although this vote is advisory and is not binding on the Company, the Compensation and Talent Development Committee will take into account the results of the vote when considering future executive compensation decisions.

The Board unanimously recommends you vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF EY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

We are asking you to ratify the Audit and Finance Committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2025. EY has served as our independent registered public accounting firm since 2002. EY has unrestricted access to the Audit and Finance Committee to discuss audit findings and other financial matters.

Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from shareholders. The work performed by EY during 2024 and 2023 and related fee information is described below.

Although shareholder ratification of the Audit and Finance Committee’s appointment of EY is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting shareholders’ opinions that the Audit and Finance Committee will take into consideration in future deliberations. If EY’s appointment is not ratified at the Annual Meeting, the Audit and Finance Committee will reconsider whether to retain EY. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines such a change would be in the best interests of the Company and its shareholders.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of EY as independent registered public accounting firm for 2025.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by EY for the audits of the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023, respectively, and the fees billed for other services rendered by EY during each such fiscal year.

	2024	2023
Audit Fees	$2,902,566	$3,408,227
Audit-Related Fees	—	475,000
Tax Fees	257,979	123,949
All Other Fees	—	7,500
Total	$3,160,545	$4,014,676

Audit Fees

Audit fees consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, and statutory audits of our subsidiaries.

Audit-Related Fees

Audit-related fees consisted of the aggregate fees, including expenses, rendered for professional services, such as accounting consultations and assurance services in connection with transactions, not reported under “Audit Fees.”

Tax Fees

Tax fees in 2024 and 2023 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning. These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All other fees consisted of aggregate fees billed for products and services other than the services reported above. For fiscal year 2023, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit and Finance Committee approves all audits, audit-related services, tax services and other services provided by EY. Any services provided by EY that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit and Finance Committee in advance of any engagement, or (ii) pre-approved by the Chair of the Audit and Finance Committee pursuant to authority delegated to him by the other independent members of the Audit and Finance Committee, in which case the Audit and Finance Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit and Finance Committee prior to the completion of the audit engagement. In 2024 and 2023, all fees paid to EY for non-audit services were pre-approved.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. In addition, the committee assists the Board in overseeing the Company’s enterprise risk management program. The committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit and Finance Committee held five meetings during the 2024 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and EY. The committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting. The committee discussed with EY the overall scope and plans for their audit. The committee met with EY, with and without management present, to discuss the results of EY’s examinations and evaluations of Orthofix’s internal controls.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2024, with management and EY. The committee also discussed with management and EY management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit and Finance Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with EY its independence from Orthofix. When considering EY’s independence, the committee considered whether EY’s provision of services to Orthofix beyond those rendered in connection with its audit of Orthofix’s consolidated financial statements was compatible with maintaining EY’s independence. The committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, EY. The committee has determined that EY is independent of Orthofix and its management.

Based upon the review and discussions referred to above, the committee recommended to the Board, and the Board has approved, that Orthofix’s audited consolidated financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit and Finance Committee
Wayne Burris, Committee Chair
Alan L. Bazaar
John B. Henneman, III
Shweta Singh Maniar

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at our 2026 annual meeting of shareholders (the “2026 Annual Meeting”) and included in our proxy statement and in the proxy card that will be solicited by the Board in connection with the 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Chair of the Board no later than December 31, 2025. Please address your proposals to: Chair of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

Shareholders who intend to present an item of business at the 2026 Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy statement in accordance with the prior paragraph), including nominations for election to the Board, must provide notice of such business to the Company’s Secretary such that it is received at our principal executive offices not later than the close of business on the 90th day before the date of the one-year anniversary of the Annual Meeting (such date, the “Annual Meeting Anniversary Date”), or March 20, 2026, and not earlier than the close of business on the 120th day before the Annual Meeting Anniversary Date, or February 18, 2026 (or, if the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the Annual Meeting Anniversary Date, such notice must be received no earlier than the close of business on the 120th day before the 2026 Annual Meeting and not later than the close of business on the later of the 90th day before the 2026 Annual Meeting or the 10th day following the day on which public announcement (as defined in our Bylaws) of the date of the 2026 Annual Meeting is first made by the Company, as set forth more fully in, and in compliance with, our Bylaws.

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such shareholders must comply with all the requirements of Rule 14a-19 under the Exchange Act.

Shareholders are advised to review our Bylaws, which contain additional requirements relating to shareholder proposals and director nominations, including who may submit them and what information must be included.

Our principal executive offices are currently located at 3451 Plano Parkway, Lewisville, TX 75056.

If a shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Orthofix and some brokers may be householding proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record of Orthofix, notify Orthofix by sending a written or oral request to Julie Dewey, Chief Investor Relations and Communications Officer, 3451 Plano Parkway, Lewisville, TX 75056, Tel. (214) 937-2000, or Email JulieDewey@Orthofix.com. Shareholders who share a single address, but receive multiple copies of our proxy statement, may request that in the future they receive a single copy by notifying us at the telephone and address set forth in the preceding sentence. In addition, we will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy was delivered pursuant to a prior request.

Logo ORTHOFIX P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Orthofix Medical Inc. Annual Meeting of Shareholders For Shareholders of record as of April 21, 2025 Wednesday, June 18, 2025 8:00 AM, CDT Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, TX 75024 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:00 AM, CDT, June 18, 2025. Internet: www.proxypush.com/OFIX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions Phone: 1-866-240-4561 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned shareholder of Orthofix Medical Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the 2025 Annual Meeting of Shareholders to be held on Wednesday, June 18, 2025 at 8:00 a.m. CDT, and hereby appoints J. Andres Cedron and Julie Andrews, and each or either of them (the "Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Orthofix Medical Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote as such Named Proxies deem advisable upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Logo ORTHOFIX Orthofix Medical Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR all the listed director nominees and FOR PROPOSALS 2 AND 3 PROPOSAL 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Alan L. Bazaar #P2# #P2# #P2# FOR 1.02 Wayne Burris FOR 1.03 Massimo Calafiore FOR 1.04 Vickie L. Capps FOR 1.05 Michael M. Finegan FOR 1.06 Jason M. Hannon FOR 1.07 John B. Henneman, III FOR 1.08 Charles R. Kummeth FOR 1.09 Shweta Singh Maniar FOR 1.10 Michael E. Paolucci FOR BOARD OF DIRECTORS RECOMMENDS 2. Advisory and Non-Binding Vote to Approve Executive Compensation 3. Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025. FOR AGAINST ABSTAIN FOR FOR FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form Signature (and Title if applicable) Date Signature (if held jointly) Date